UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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NorthWestern Energy Group, Inc.
(Name of Registrant as Specified In Its Charter)

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2026
PROXY STATEMENT

NorthWestern Energy
Delivering a Bright Future

2026 ANNUAL MEETING OF SHAREHOLDERS
March 12, 2026

If you owned shares of NorthWestern Energy Group, Inc., common stock at the close of business on March 2, 2026 (the Record Date), we invite you to attend our virtual annual meeting of shareholders. You are entitled to one vote per share upon each matter presented at the meeting. Only our shareholders, their legal proxy holders as of the Record Date, or our invited guests may participate in the meeting.

Details
Date and Time
Thursday, April 30, 2026
10:00 a.m., Mountain Daylight Time
Record Date
Monday, March 2, 2026
Place
Virtual Meeting
www.virtualshareholdermeeting.com/NWE2026
Mailing Date
On or about March 12, 2026, we mailed to our shareholders either (1) a Notice of Internet Availability of Proxy Materials or (2) a copy of our proxy statement, a proxy card, notice of Annual Meeting, and our 2025 Annual Report.
How to Vote
Shareholders of Record
By Internet
www.proxyvote.com
By Telephone
1-800-690-6903
By Mail
Complete your proxy card and cast your vote by pre-paid post.
Beneficial Owners
If you hold shares of our stock in the name of a broker, bank, or other nominee (in “street name”), please follow the instructions they provide on how to vote your shares and participate in the annual meeting.

Annual Meeting Proposals
01	Election of Directors	Vote For See page 10
02	Ratification of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for 2026	Vote For See page 12
03	Advisory Vote to Approve Named Executive Officer Compensation (Say on Pay)	Vote For See page 14

YOUR VOTE IS IMPORTANT. Our Board strongly encourages you to exercise your right to vote. Voting early helps ensure that we receive a quorum of shares necessary to hold the annual meeting. We do not anticipate any other business to come properly before the annual meeting.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF MATERIALS. The Notice of the 2026 Annual Meeting, 2026 Proxy Statement, and 2025 Annual Report are available at www.proxyvote.com.

Sincerely,

Timothy Olson Corporate Secretary

Please note that a separate proxy statement has been delivered, and a separate Special Meeting of Shareholders will be held on April 2, 2026, in connection with the Agreement and Plan of Merger dated August 18, 2025 (Merger Agreement) between NorthWestern Energy, Black Hills Corporation (Black Hills), and River Merger Sub Inc., a wholly owned subsidiary of Black Hills. This annual meeting does not relate to the special meeting that will be held in connection with our pending merger with Black Hills.

Strategic Merger: Building a Premier Regional Utility
If there were a single development that defined 2025, it would be our transformational agreement to combine with Black Hills Corporation in a merger of equals, announced in August.
This all‑stock, tax‑free transaction advances our strategy to build a stronger, more resilient regional utility with greater scale, diversification, and long‑term growth potential. The combined company will serve approximately 2.1 million electric and natural gas customers across eight contiguous states, with a market capitalization of approximately $9.8 billion and enterprise value of $18 billion. The merger is expected to be accretive to earnings per share in the first year and supports a higher long‑term EPS growth target of five percent to seven percent, with closing anticipated in 2026.
For shareholders, the benefits are compelling. Increased scale strengthens our credit profile and access to capital, enhances operational resilience, and expands our ability to pursue accretive growth opportunities. Just as important, NorthWestern Energy and Black Hills share a strong cultural alignment rooted in safety, operational excellence, customer service, and constructive regulatory relationships. Together, we will be better positioned to serve our customers and communities with excellence and deliver long‑term value.
Growth and Infrastructure Investments
Our strategy is supported by disciplined investment in infrastructure and ensuring adequate resources to serve our customers across our service territories.
A major milestone in 2025 was the acquisition of Energy West’s natural gas distribution system, adding approximately 33,000 natural gas customers and 43 skilled employees to our Montana operations and strengthening long‑term system reliability.
On January 1, 2026, NorthWestern Energy became the majority owner of Colstrip Units 3 and 4, increasing our ownership stake to 55 percent. Acquiring the interests of Puget Sound Energy and Avista at zero cost allows us to meet growing customer demand more affordably and reliably than constructing new generation resources.
In South Dakota, we are replacing an aging diesel‑fired plant near Aberdeen with two new natural gas turbines expected to serve customers this year, and we continue planning a new 131‑megawatt natural gas facility to support regional reliability.
Across our footprint, we plan to invest more than $3.2 billion in grid modernization for 2026 through 2030, strengthening transmission, distribution, and generation infrastructure while improving resiliency and system performance.

Looking Ahead
Operationally, our performance remains strong. In 2025, customers experienced 99.985 percent reliability, placing us in the top quartile of industry peers despite the challenges of an expansive, rural service territory.
We also made meaningful regulatory and legislative progress, including constructive rate settlements in Montana, Nebraska, and South Dakota, and passage of Montana House Bill 490, which provides important clarity around wildfire liability and supports continued investment in mitigation and grid hardening.
As we prepare to join forces with Black Hills Corporation, our focus remains on delivering value for shareholders, supporting our communities, and powering progress for the customers we serve. While our company will evolve, our commitment to our SERVICE values—safety, excellence, respect, value, integrity, community, and environment—will not.
Thank you for your continued confidence in NorthWestern Energy.
As a shareholder, we encourage you to read this proxy statement, vote on the proposals before you, and attend the virtual annual meeting, which will be held on Thursday, April 30, 2026, at 10:00 a.m., Mountain Daylight Time at www.virtualshareholdermeeting.com/NWE2026.

Proxy Summary

Items of Business 7
2025 Executive Pay Overview 7
Corporate Governance Overview 8

Proxy Summary
Items of Business

Proposal		Board Recommendation	Page
1	Election of Directors	FOR each director nominee	10
2	Ratification of Deloitte & Touche LLP as the independent registered public accounting firm for 2026	FOR	12
3	Advisory vote to approve named executive officer compensation	FOR	14
2025 Executive Pay Overview
Alignment of Pay with Shareholder and Customer Interests
Our executive pay program is designed to align the long-term interests of our executives, shareholders, and customers. The program consists of three core components (base salary, annual cash incentive, and long-term equity incentive), which did not change in 2025. Our annual and long-term incentives continue to be performance-based, and our long-term equity incentive awards continue to be split 70/30 between performance share units with a three-year performance period and restricted share units with a three-year restricted period. To align with market, we also provide a more traditional supplemental retirement cash contribution to our executives, which replaces the executive retirement equity awards we discontinued in 2022. The full design of our compensation program and its components are detailed in the Compensation Discussion and Analysis, beginning on page 33.

		Percent of Total Compensation
Component	Description	CEO	Other NEO Avg.
Base Salary Fixed, paid in cash	Target middle of competitive range of peer group, with adjustments for trade area economics, turnover, tenure, and experience	20%	40%
Annual Cash Incentive Variable, at risk, paid in cash	Based on net income, safety, reliability, and customer satisfaction metrics and individual performance	20%	23%
Long-Term Equity Incentive Variable or at risk, paid in equity	70 percent performance share units, based on EPS, ROAE and relative TSR performance over a three-year performance period and 30 percent restricted share units vesting over a three-year restricted period	60%	37%
The performance-based incentive awards and time-based equity award place a significant percentage of executive compensation at risk — approximately 80 percent of the compensation of our Chief Executive Officer (CEO) and roughly 60 percent of the compensation of our other named executive officers (NEOs). Our Board establishes the metrics and targets for these incentive awards based on advice from the Compensation Committee’s independent compensation consultant, WTW. The 2025 LTIP performance metrics did not change from 2024, although we did update the targets associated with those metrics.
We also require our executives to retain meaningful ownership of our stock (ranging from 2x to 6x their annual base salary). This structure encourages our executives to focus on both short- and long-term performance and rewards our executives, shareholders, and customers when we achieve our financial and operating objectives. We believe our compensation program is fair to all employees, as evidenced by our relatively low CEO to median employee pay ratio for 2025 of 37:1. For 2024, the average CEO to median employee pay ratio for our peers was 41:1, ranging from 15:1 to 81:1.
Performance Against Incentive Targets
We believe 2025 was critical in setting the stage for future growth for our Company. In August, we announced our pending merger of equals (the Merger) with our peer, Black Hills Corporation. The Merger will allow two companies with shared legacies and commitments to customers and communities to operate on a larger scale, capture

NorthWestern Energy | Proxy Statement | Page 7

Proxy Summary
efficiencies, and execute on growth opportunities. We also completed our acquisition of the Energy West natural gas distribution assets in Montana, adding additional utility infrastructure to our operations. We also focused on (a) preparing for the January 1, 2026, acquisition of additional ownership interests in the Colstrip Generating Station (with a zero-dollar acquisition price), to improve our generation capacity and (b) capturing future growth through providing service to large-load data center customers.
From a financial perspective, our net income decreased from the prior year, and, for the three-year period ended December 31, 2025, we achieved an ROAE of 7.4 percent, an EPS growth rate of 1.2 percent, and our TSR was 25.0 percent (as calculated for our long-term incentive awards). Operationally, we worked safely and provided highly reliable service to our customers. Additionally, our customer satisfaction performance exceeded target. In total, we achieved below target performance for our 2025 annual incentive awards and above target performance for our long-term incentive awards that vested in 2025 following certain discretionary adjustments approved by our Board. We provide further details regarding these awards and how performance is calculated and adjusted in the Compensation Discussion and Analysis.

2025 Annual Cash Incentive Outcome	80%	Long-Term Incentive Program Vesting in 2025	103%
Shareholder Feedback on Executive Pay
At our 2025 virtual annual meeting, shareholders approved our 2024 NEO pay by 98.3 percent of the votes cast. In light of this overwhelming approval, we continue to operate within the same general parameters our shareholders previously approved, with the limited exceptions highlighted above and discussed in this proxy statement.
Pay Versus Performance
Based on the information in our Pay Versus Performance disclosure, beginning on page 61, the compensation actually paid (CAP) to our CEO and other NEOs in 2025 was more than the compensation disclosed in the Summary Compensation Table. CAP appears to correlate with certain measures of corporate performance — CAP appears to increase or decrease with increased or decreased TSR, which is not surprising as a third of our LTIP awards are tied to relative TSR. However, CAP does not appear to correlate with certain other measures of corporate performance — CAP increased and decreased from year to year even though net income consistently increased until this past year, and our supplemental Company selected metric (three-year ROAE) remained relatively flat. This result also is not surprising because these metrics represent a smaller percentage of our incentive compensation.
Corporate Governance Overview
Corporate Governance is a pillar at NorthWestern Energy Group, Inc., and we believe our governance practices are sound, as demonstrated by our ranking from Moody’s Investor Service as the 5th best utility for governance practices. We provide details of our governance practices in the Corporate Governance section of this proxy statement.
We are nominating nine individuals for election as director, all of whom were elected by shareholders at last year’s annual meeting by an average of 99.6 percent of the votes cast. Each of the nominees is independent, with the sole exception of our CEO. We consider our Board to be diverse from several perspectives, as detailed in the Biographies of Our Nominees provided later in this proxy statement.
Our Board is led by an independent chair, and our four Board committees – Audit, Compensation, Governance, and Operations – are chaired by and composed entirely of independent directors.

NorthWestern Energy | Proxy Statement | Page 8

Items of Business

Proposal 1 10
Election of Officers

Proposal 2 12
Ratification of Appointment of Independent Registered Public Accounting Firm for 2025

Audit Committee Report 13

Proposal 3 14
Advisory Vote to Approve Named Executive Officer Compensation

Altec
NorthWestern Energy
76099
76073
USDOT 219835

Items of Business
Proposal No. 1
Election of Directors
Our Board is nominating nine people for election as directors at the 2026 annual meeting. All nominees currently serve as a director of our Board. Elected directors will serve for one year, until the next annual meeting of shareholders (or until a successor is able to serve) or, if earlier, the consummation of the Merger. Our diverse slate of nominees is listed below, and we provide additional background information and individual qualifications for each nominee in the Corporate Governance—Individual Directors section of this proxy statement, beginning on page 20.

The Board of Directors recommends you vote “FOR” each of the nine director nominees.
Unless you specifically withhold your authority to vote for the election of directors, the persons named in the accompanying proxy intend to vote “FOR” the election of each of the following director nominees:

Name Occupation	Independent	Age	Director Since	Committee Membership
Brian Bird President and CEO, NorthWestern Energy	No	63	2023	N/A
Sherina Maye Edwards CEO in Residence at Red Arts Capital; former Commissioner, Illinois Commerce Commission	Yes	42	2023	Comp.; Gov.
David Goodin Retired President and Chief Executive Officer, MDU Resources Group, Inc.	Yes	64	2024	Audit; Operations
Jan Horsfall Chairman and Chief Executive Officer, Sparq, Inc.	Yes	65	2015	Operations (Chair); Audit
Britt Ide CEO, Ide Energy & Strategy	Yes	54	2017	Gov. (Chair); Comp.
Kent Larson Retired Executive Vice President and Group President, Xcel Energy	Yes	66	2022	Audit; Operations
Linda Sullivan Retired Executive Vice President and CFO, American Water	Yes	62	2017	Board Chair
Mahvash Yazdi President, Feasible Management Consulting	Yes	74	2019	Comp. (Chair); Operations
Jeffrey Yingling Co-Founder and General Partner, Energy Capital Ventures	Yes	66	2019	Audit (Chair); Gov.

NorthWestern Energy | Proxy Statement | Page 10

Items of Business
All nominees have advised the Board that they are able and willing to serve as a director. Although not anticipated, if any nominee becomes unavailable for any reason, the shares represented by the proxies may be voted for such other person or persons as may be determined by the holders of the proxies (unless a proxy contains instructions to the contrary). In no event will the proxy be voted for more than nine nominees.
Board Nomination Process
Our Governance Committee leads the Board in a director succession planning process to allow for a smooth and gradual transition from our longer tenured directors, while preserving the culture of the Board. This process includes a review of individual skill sets and tenures of current members and considers additional attributes that could be beneficial for the Board in the future, with a particular focus on Company strategy, emerging risks, and a diversity of perspectives.
When selecting the current slate of nominees, the Board concluded the nominees bring a diverse and extensive professional experience providing a broad collective skill set that is advantageous to the oversight of the Company. While the industry-specific expertise possessed by certain of the nominees is essential, we also will benefit from the viewpoints of directors with expertise outside our industry which expand the Board’s ability to provide relevant guidance to our business.

Our Board recommends a vote “FOR” election of each of the nominees.
Vote Required
Directors will be elected by a favorable vote of a plurality of the shares present online at the virtual annual meeting or represented by proxy and entitled to vote at the virtual annual meeting. You may vote “FOR” all of the nominees, or you may “WITHHOLD AUTHORITY” for one or more of the nominees. Withheld votes will not count as votes cast for the nominee but will count for purposes of determining whether a quorum is present. Shareholders do not have the right to cumulate their vote for directors. If your shares are held through a broker, bank, or other nominee and you do not vote your shares, your bank, broker, or other nominee may not vote your shares in this proposal, as it is considered a “non-routine” matter. Abstentions or broker non-votes as to the election of directors will not affect the election of the candidates receiving a plurality of votes; however, under our Majority Plus Resignation Vote Policy described on page 25 of this proxy statement, if a nominee for director receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, such nominee shall immediately tender his or her resignation under the procedures in the policy.

NorthWestern Energy | Proxy Statement | Page 11

Items of Business

Proposal No. 2
Ratification of Deloitte & Touche LLP as the Independent Registered Public Accounting
Firm for 2026
Our Audit Committee oversees the integrity of our accounting, financial reporting, and auditing processes. To assist with these responsibilities, the Audit Committee has appointed Deloitte as our independent registered public accounting firm to audit our financial statements for 2026. The Board is asking you to ratify the committee’s decision at the annual meeting. The Board values your input on the committee’s appointment of Deloitte, but approval by shareholders is not required by law. If shareholders do not ratify the appointment of Deloitte, the committee will reconsider its selection. Regardless of the voting result, the committee may appoint a new firm at any time if it believes a change would be in the best interests of the Company and its shareholders.

The Board of Directors recommends you vote “FOR” the ratification of Deloitte & Touche LLP as the independent registered public accounting firm for 2026.
Deloitte representatives will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Description of Audit Fees
The table below presents a summary of the fees paid to Deloitte for professional services for the fiscal years ended December 31, 2024, and 2025.

Fee Category	2024 Fees ($)	2025 Fees ($)
Audit fees are fees billed for professional services rendered for the audit of our financial statements, internal control over financial reporting, review of the interim financial statements included in quarterly reports, services in connection with debt and equity securities offerings, and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements. For 2025, this amount includes (a) estimated billings for the completion of the 2025 audit, which Deloitte rendered after year-end, and (b) $135,600 of fees incurred in connection with securities offerings conducted by our Merger partner (Black Hills has reimbursed us for such fees).

Audit fees	1,625,980	1,965,600
Audit-related fees	—	—
Tax fees	449,538	122,266
All other fees	4,025	—
Total fees	2,079,543	2,087,866
Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit of our financial statements and are not reported under “Audit Fees.”
Tax fees are fees billed for tax compliance, tax advice, and tax planning.
All other fees are fees for products and services other than the services reported above.

NorthWestern Energy | Proxy Statement | Page 12

Items of Business
Pre-approval Policies and Procedures
SEC rules require public company audit committees to pre-approve audit and non-audit services. Our Audit Committee follows procedures pursuant to which audit, audit-related, tax, and all permissible non-audit services are pre-approved by category of service. The fees are budgeted, and actual fees versus the budget are monitored throughout the year. Circumstances may arise when it becomes necessary to engage the independent public accountants for additional services not contemplated in the pre-approved budget. In those instances, we obtain pre-approval of the Audit Committee before engaging independent public accountants. The procedures require the Audit Committee to be informed of each service, and the procedures do not include any delegation of the Audit Committee’s responsibilities to management. The Audit Committee may delegate pre-approval authority to one or more of its members; the member to whom such authority is delegated will report any pre-approval decisions to the Audit Committee at its next scheduled meeting.
Pursuant to the provisions of the Company’s Audit Committee Charter, before Deloitte is engaged to render audit or non-audit services, the Audit Committee must pre-approve such engagement. For 2025, the Audit Committee (or the Chair of the Audit Committee pursuant to delegated authority) pre-approved 100 percent of the audit, audit-related, tax, and other fees.
Leased Employees
In connection with their audit of our 2025 annual financial statements, more than 50 percent of Deloitte’s work was performed by full-time, permanent employees of Deloitte.
Vote Required
The affirmative vote of the holders of a majority of the shares present online at the virtual annual meeting or represented by proxy and entitled to vote at the virtual annual meeting is required to ratify the appointment of Deloitte as our independent registered public accounting firm for 2026. If voting instructions are not provided, brokers may vote a client’s proxy in their own discretion on this proposal, as it is considered a “routine” matter. Abstentions will have the same effect as a vote against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the proposal to ratify the selection of Deloitte to serve as the independent registered public accounting firm for NorthWestern Energy for the fiscal year ending December 31, 2026.
Audit Committee Report
In the performance of the Audit Committee’s oversight function, and in connection with the December 31, 2025, financial statements, the Audit Committee reviewed and discussed the audited financial statements with management and Deloitte. It discussed the matters required by the applicable requirements of the PCAOB and the SEC. The Audit Committee received the written disclosures and the letter from Deloitte, our independent registered public accounting firm, required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence; and it has discussed with Deloitte the firm’s independence. The Audit Committee considered the compatibility of non-audit services in connection with the auditor’s independence.
Based on the Audit Committee’s review of the consolidated financial statements and discussions with and representations from management and Deloitte referred to above, it recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.
Audit Committee
Jeffrey Yingling, Chair        Dave Goodin
Jan Horsfall            Kent Larson

NorthWestern Energy | Proxy Statement | Page 13

Items of Business

Proposal No. 3
Advisory Vote to Approve Named Executive Officer Compensation
NorthWestern Energy Group, Inc., values your input as to how we pay our NEOs. As required by Section 14A of the Exchange Act, we conduct an advisory vote to approve NEO compensation (or a say-on-pay vote). Your vote will provide insight and guidance to the Company and Board about our executive pay philosophy, policies, and practices, as described in this proxy statement. Our Board will consider the guidance received by the say-on-pay vote when determining executive pay for the remainder of 2026 and beyond. We ask you to support our executive pay and vote in favor of the say-on-pay resolution.

The Board of Directors recommends you vote “FOR” the resolution approving named executive officer compensation.
In 2025, through the say-on-pay vote, 98.3 percent of the votes cast approved how we pay our named executive officers. In fact, since our first say-on-pay vote in 2011, at least 94 percent of the votes cast have approved our executive pay each year.
We view your voting guidance over the years as strong support for the way we pay our executives. Thus, in 2025, we did not change the foundation of the executive pay program you previously approved, and we continued to use the same three components: base salary, annual cash incentive awards, and long-term equity incentive awards. The only changes for 2025 from the 2024 program you approved, were (1) increases to NEOs’ base salaries of 3.25 percent, which is higher than the percentage increase we budgeted with respect to other, non-represented employees and (2) an increase in our CEO’s long-term incentive target (to 300 percent from 290 percent of base salary) to continue to transition his overall compensation to reflect his 2023 promotion to CEO. We did not change the annual cash incentive target opportunity for any NEO, and we did not change the long-term incentive opportunities for our NEOs, other than our CEO. We made these changes to better align with the compensation practices of our peers and the market.
For additional information on our executive pay program, we have provided a more detailed explanation in the Compensation Discussion and Analysis section, starting on page 33 of this proxy statement, and the 2025 Executive Pay section, starting on page 50.
Our Compensation Committee and our Board believe the Company’s overall executive pay program is structured to reflect a strong pay-for-performance philosophy and aligns the long-term interests of our executives, shareholders, and our customers. Accordingly, the Board recommends that shareholders approve our executive pay program by voting “FOR” the following advisory resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers (as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in the Company’s 2026 proxy statement) is hereby APPROVED.
This advisory vote to approve NEO pay is not binding on the Company. However, we and our Board will consider the result of the vote when determining future executive pay arrangements.

NorthWestern Energy | Proxy Statement | Page 14

Items of Business
Vote Required
The affirmative vote of the holders of a majority of the shares present at the virtual annual meeting or represented by proxy and entitled to vote at the virtual annual meeting is required to approve the say-on-pay resolution set forth above. If your shares are held through a broker, bank, or other nominee and you do not vote your shares, your bank, broker, or other nominee may not vote your shares in this proposal, as it is considered a “non-routine” matter. Assuming a quorum is present, broker non-votes or the failure to vote – either by not returning a properly executed proxy card or not voting online at the virtual annual meeting – will have no effect on the outcome of the voting on this proposal. Abstentions will have the same effect as a vote against the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted “FOR” the proposal to approve, on an advisory basis, the pay of the Company’s NEOs, as set forth in the Company’s 2026 proxy statement.

NorthWestern Energy | Proxy Statement | Page 15

0.22%
+0.43
$196.32
PEP
AAPL
NorthWestern
Energy
Nasdaq
NWE
NasdaqListed

Board of Directors

Board Overview	17
Board Diversity	17
Director Nominees	20
Director Succession Planning	24
Board Independence	26
Board Committees	26
2025 Director Pay	31

Board Overview
Currently, our Board has nine members. Our bylaws authorize a Board of five to 11 directors, as determined by our Board. Board members are elected at each annual meeting to serve for approximately one year, until the next annual meeting of shareholders (or until a successor is able to serve). If any director is not elected or is unable to complete his or her term, the Board may choose a new director to fill the vacant position for the remainder of that term or reduce the number of directors on the Board.
The Board acts as a coherent team within an environment that allows individual insights to contribute to group consensus. It focuses on long-term Company success and maintains an effective dialogue with management through constructive relationships which provide timely and appropriate deliberation.
Our Board is actively engaged both inside and outside of the boardroom. Its members have knowledge and insight that enable them to provide guidance concerning our business, with particular focus on corporate strategy, operational and financial performance, human capital and risk management, technology and security, innovation and transformation, and our customers and communities. Our directors place great importance on continuing education and seek and participate in learning opportunities to stay abreast of the latest industry and corporate governance developments affecting their role.
Most Board meetings are held throughout our service territory. This benefits not only our board members, but our employees and community leaders as well. Meeting in the communities we serve allows our Board to engage with employees, shareholders, and community leaders, be part of the Company culture, and gain a broader understanding of various areas of the Company by affording non-management employees a chance to attend board meetings, interact with our directors, and highlight their work through in-person presentations. These opportunities are intended to educate our Board about the communities in which we serve, live, and work, and the concerns and successes of our employees.
Our Board considers attendance at Board and Shareholder meetings and participation of directors in determining continued service on the Board. Attendance and participation are reviewed as part of the annual evaluation process. As a result of the Merger, our Board held sixteen meetings in 2025. Each of our directors attended 100 percent of the four regular quarterly Board and Committee meetings and the annual Board strategy meeting. Despite the short notice required in connection with certain of the special Board meetings called concerning the Merger, our Board members had a 90 percent attendance rate at such special Merger meetings. The Company encourages its directors to attend the annual meeting of shareholders and expects them to attend whenever reasonably possible. At our last annual meeting of shareholders in April 2025, all directors were in attendance for the virtual meeting.
Board Diversity
Our Board values the diversity of its members because varied perspectives expand the Board’s ability to provide relevant guidance to our business. 2020 Women on Boards previously has recognized our Board’s gender diversity. As depicted in the graphic on the top of the following page, our slate of nine director nominees demonstrates diversity.

NorthWestern Energy | Proxy Statement | Page 17

Board of Directors

Our individual Board members also have varied expertise and bring extensive professional experience from both within and outside our industry. This diversity of experience provides our Board with a vast collective skill set which is advantageous to the Board’s oversight of our Company. While the industry-specific expertise possessed by certain Board members is essential, we also benefit from the viewpoints of our directors with expertise outside our industry. Following is a high-level overview of the skills and backgrounds of our director nominees.
Director Skills Matrix
Core Competencies
Our Board requires certain competencies for each of its members — strategic executive leadership; integrity and ethics; and board service and governance. Although not included in the skills matrix on the next page, our Board believes that each of our director nominees possess the following qualifications:

Strategic Executive Leadership.
Experience as an executive officer and/or senior leader in business or public service helps us develop strategic direction, drive change and growth, and enable a healthy corporate culture.

Integrity and Ethics. Unblemished integrity and ethics are key to our directors representing the interests of shareholders and our Company before a wide array of audiences. We believe our directors must reflect our corporate values.
Board Service and Governance. Experience on other public, private, and non-profit boards provides parallels helpful to overseeing our operations and governance.
Defined Skills with Two-Tiered Ranking
Our skills matrix on the next page reflects characteristics and competencies that have been important in the Board’s recent corporate strategy discussions areas of focus, candidate searches, and the Company vision. The Board rates its members with respect to each of these skills using a two-tiered ranking system.
Our two-tiered ranking system emphasizes the importance of each director by identifying primary areas of expertise and recognizing other areas of proficiency. This system immediately illustrates the unique diversity and skills our Board has worked hard to assemble, while also depicting the whole value brought to the Board by its members.

NorthWestern Energy | Proxy Statement | Page 18

Board of Directors

Director Skills Matrix
Financial Executive. High level, public company financial experience (principal financial officer, principal accounting officer, or public accountant or auditor) or a background in strategic financial and capital markets assists board oversight of our financial reporting, internal controls, and capital structure.

Utility Operations. Executive operational leadership experience in the energy or utility industry or in-depth knowledge of electric and natural gas transmission and distribution systems, energy markets, or electric generation facilities enables effective direction of operational improvements.

Regulatory and Public Policy. Positions in the public utility regulatory arena, experience in other regulated industries or areas, and/or a public policy background involving interactions with the government, policymakers, and government agencies helps guide our regulated utility strategies.

Risk Management / Oversight. Experience identifying, assessing, managing, and mitigating business and financial risk factors – including sustainability – and/or management responsibility of enterprise risk management enhances our Board’s oversight capabilities.

Human Capital Management. Leadership experience with attracting, motivating, and retaining high-performing employees helps us enhance our work environment through workforce diversity, worker health and safety, compensation, and company culture.

Technology and Security. Understanding business and operations technology – including financial systems, grid operations, critical infrastructure, and customer information systems – and the potential for physical and cyber threats to these systems helps guide our strategy and development.

Innovation and Transformation. Experience leading or managing change and driving innovation within an organization assists us as we evolve with our industry.
Customers and Communities. Direct experience within the local business and political environment of our customer and employee base permits our Board to understand the needs and interests of our customers and communities. Expertise in marketing and customer service helps oversee the public image we cultivate.

Denotes extensive experience, knowledge, and/or expertise and indicates a primary qualification supporting the Director’s nomination.	Denotes an area in which the director has a demonstrated proficiency and indicates an ancillary qualification supporting the director’s nomination.

NorthWestern Energy | Proxy Statement | Page 19

Board of Directors
Director Nominees
Our nine director nominees currently serve on our Board and have been nominated for election to a one-year term on our Board. The biographies of these individuals follow.

Brian Bird Director since 2023 Age 63
President and Chief Executive Officer, NorthWestern Energy

Biography: Mr. Bird is the President and Chief Executive Officer of NorthWestern Energy (since January 2023). Prior to that he served as NorthWestern’s President and Chief Operating Officer (February 2021 to December 2022) and Chief Financial Officer (December 2003 to February 2021).

Mr. Bird is a member of the Board of Directors of Energy Insurance Mutual Limited (since January 2023), a provider of insurance and risk management services to utilities and the energy services industry. He also shares his leadership and financial experience as a member of the Board of Directors for the Edison Electric Institute, the American Gas Association, Feeding South Dakota and North Central Electric Association (Past President). He also has served on the Sioux Empire United Way (2021 Campaign Chair), University of Idaho Utility Executive Course, and the Federal Reserve Board 9th District Advisory Council.

Why have we nominated Mr. Bird? Our Board concluded that Mr. Bird is qualified to serve as a Board member because of his extensive experience with our Company over the past twenty years in three, high-profile leadership positions, including President and Chief Executive Officer, President and Chief Operating Officer, and Chief Financial Officer. While at NorthWestern he has led our finance function, our utility operations, and our enterprise risk management function. He also lives in our service territory, providing a personal understanding of issues facing our customers and communities. In addition, his leadership roles at the Company demonstrate expertise in public utility regulatory matters and technology and security issues and proficiencies in human capital management and innovation and transformation.

Skill Highlights:
Financial Executive
Utility Operations
Regulatory and Public Policy
Risk Management / Oversight
Technology and Security
Customers and Communities
Non-Independent Director
NorthWestern Committees:
None
Other Public Boards:
None

Sherina Maye Edwards Director since 2023 Age 42
CEO in Residence at Red Arts Capital

Biography: Ms. Edwards is the Chief Executive Officer in Residence at Red Arts Capital, a Chicago-based private equity firm, where she invests in and scales middle-market utility infrastructure companies. Before that, she served as the Chief Strategy Officer of MasTec (NYSE: MTZ), a Fortune 500 utility infrastructure company (2022) and the President and CEO of INTREN, a $14B MasTec subsidiary (2020-21). Her career spans corporate strategy, regulatory, and law as a former Partner at Quarles & Brady LLP, a Commissioner on the Illinois Commerce Commission, and President Obama’s appointee as co-chair of the U.S. Department of Transportation’s Voluntary Information-Sharing System Working Group.
Bringing deep experience in corporate governance and strategy, Ms. Edwards serves on the board of Nexus Water Group, a leading regulated water and wastewater utility serving more than 1.3 million people across 20 U.S. states and two Canadian provinces, and as a Trustee of Spelman College. Ms. Edwards was formerly on the board of directors of Midland States Bancorp, Inc. (Nasdaq; MSBI) a community-based financial holding company.
Why have we nominated Ms. Edwards? Our Board concluded that Ms. Edwards is qualified to serve as a Board member because of her utility regulatory expertise and her leadership regarding innovation and transformation. Her experience as a state regulatory commissioner and a lawyer concerning state and federal regulatory strategies and innovation will help our Board oversee our regulatory relationships, and her leadership driving change as a Chief Strategy Officer will help us evolve with our industry. In addition, through her career, she has developed proficiencies in the areas of utility operations, human capital management, and technology and security.

Skill Highlights Regulatory and Public Policy Innovation and Transformation Independent Director NorthWestern Committees Compensation, Governance Other Public Boards None

NorthWestern Energy | Proxy Statement | Page 20

Board of Directors

David Goodin Director since 2024 Age 64
Retired President and Chief Executive Officer, MDU Resources Group, Inc.

Biography: Mr. Goodin retired Jan. 5, 2024, as the President and Chief Executive Officer of MDU Resources Group, Inc. (NYSE: MDU), an organization that provides essential products and services through its regulated energy delivery and construction services businesses. Mr. Goodin retired from the Board of Directors of MDU on May 14, 2024. Before becoming CEO in 2013 and over the course of his nearly 41-year career with MDU, he served in various leadership roles in the organization, including President and CEO of the Utility Group, President of Cascade Natural Gas, and EVP of Operations and Acquisitions at MDU.
Mr. Goodin has been appointed to a number of boards during his career. While CEO of MDU, he served as a member of MDU’s Board of Directors. He also has shared his leadership experience as a member of the Edison Electric Institute Board, the American Gas Association Board, the U.S. Bank Western ND Advisory Board, the Sanford West Medical Board, and the Boards of the NDSU Foundation and Alumni Association, and the Bismarck State College Foundation. His utility expertise has allowed him to serve on the Boards of the Edison Electric Institute, American Gas Association, North Central Electric Association, and Midwest Energy Association.

Why have we nominated Mr. Goodin? Our Board concluded that Mr. Goodin is qualified to serve as a Board member because of his extensive experience leading a regulated utility and infrastructure company over a 40+ year career while serving in multiple, high-profile leadership positions. Leading a utility that serves Montana provides him with a personal understanding of issues facing our customers and communities. In addition, his experience leading infrastructure and construction businesses provides expertise highly related to our public utility operations and regulatory matters.

Skill Highlights
Financial Executive
Utility Operations
Regulatory and Public Policy
Risk Management / Oversight
Customers and Communities

Independent Director

NorthWestern Committees
Audit, Operations

Other Public Boards
None

Jan Horsfall Director since 2015 Age 65
Chairman and Chief Executive Officer at Sparq, Inc.

Biography: Mr. Horsfall is the Chairman and Chief Executive Officer at Sparq, Inc., a sports-centric, artificial intelligence (AI) enabled game publisher which enables college athletes and universities to benefit from the latest name, image, likeness (NIL) policy now governing college sports. From 2022 to 2024, he also served as Chief Operations Officer at Sparq, Inc. Prior to that he was the Managing Partner (2019 to 2024) of Red Surfboard, LLC, a business consultant practice focused on the sports, energy, agriculture, and consumer technology sectors.
He sits on the board of advisors for Huvr, Inc., a virtual marketplace and technology platform connecting travelers from around the world to local geographic experts in global destinations real time.
Why have we nominated Mr. Horsfall? Our Board concluded that Mr. Horsfall is qualified to serve as a Board member because of his expertise in the areas of technology and security, innovation and transformation, and customers and communities. The expertise he has developed over his career brings an entrepreneurial intellect to our Board and an intense understanding of leading-edge technology and innovation in the energy and other sectors. Mr. Horsfall bolstered his understanding of technology and security issues by obtaining a CERT Certificate in Cybersecurity Oversight (issued by the CERT Division of the Software Engineering Institute at Carnegie Mellon University) in 2017 and attending the MIT Sloan + CSAIL Artificial Intelligence: Implications for Business Strategy Program. His marketing background (prior prominent marketing roles at Universal Lubricants, Lycos, and Valvoline) provide valuable insights for our interactions with the customers and communities we serve. In addition, Mr. Horsfall is financially literate under Nasdaq rules and has a developed proficiency in risk management and oversight.

Skill Highlights Technology and Security Innovation and Transformation Customers and Communities Independent Director NorthWestern Committees Audit, Operations (Chair) Other Public Boards None

NorthWestern Energy | Proxy Statement | Page 21

Board of Directors

Britt Ide Director since 2017 Age 54
Chief Executive Officer, Ide Energy & Strategy

Biography: Ms. Ide is the Chief Executive Officer of Ide Energy & Strategy (since 2011), an energy and strategy consulting company. Previously she served as the interim Chief Executive Officer of the Big Sky Chamber of Commerce (2016) and Senior Counsel at Idaho Power Company.

She formerly served (i) as the Board Chair of sayhii, an employee engagement and retention AI services company (2025-Feb. 2026); (ii) as lead independent director of the Board of Directors of Nxu, Inc. (Nasdaq: NXU) (2021-2025), an electric vehicle battery and charging innovator; (iii) on the Board of Directors of TechnoSylva, a software company helping utilities with wildfire prediction and risk analysis; (iv) director of PowerGem (March-Dec. 2024); (v) as a director of CleanTech Acquisition Corporation (2021-22) (formerly Nasdaq: CLAQ); and (vi) on the Big Sky Chamber of Commerce. She also previously was appointed to Montana’s Clean Power Plan advisory council and as an ambassador for the Clean Energy Education & Empowerment Initiative, a U.S. Dept. of Energy, Massachusetts Institute of Technology and Stanford University collaboration.

Why have we nominated Ms. Ide? Our Board concluded that Ms. Ide is qualified to serve as a Board member because of her experience and insight as a strategic consultant in the utility and energy industry and her involvement with related innovative and developing technologies. She is experienced in risk management and oversight and how companies integrate sustainability into their strategies and a national speaker on matters including how corporations balance climate solutions with business requirements. As a resident of our service territory, she also brings a local perspective on relevant regulatory, political, and community issues. In addition, she has demonstrated proficiency in the areas of utility operations and regulatory and public policy matters.

Skill Highlights Risk Management / Oversight Innovation and Transformation Customers and Communities Independent Director NorthWestern Committees Compensation, Governance (Chair) Other Public Boards None

Kent Larson Director since 2022 Age 66
Retired Executive Vice President and Group President, Xcel Energy, Inc.

Biography: In 2020, Mr. Larson concluded a 38-year career with Xcel Energy, Inc., an electric and natural gas utility holding company, retiring as its Executive Vice President and Group President, following a series of progressive leadership roles with the company. He directed overall operations for Xcel Energy, including overseeing $45 billion of assets, a $5 billion annual capital budget, $3.5 billion annual operating and fuel budget, and 8,000 employees, as well as providing strategic direction and leadership to the company’s generation, transmission, distribution, gas, energy trading, and supply chain businesses.

He currently serves on the board of directors of Adolfson & Peterson Construction Company and Quanta Services West, a utility construction company and subsidiary of Quanta Services. He previously served on the board of directors of Regions Hospital, a hospital based in St. Paul, Minnesota, providing specialty care across the Twin Cities and western Wisconsin.

Why have we nominated Mr. Larson? Our Board concluded that Mr. Larson is qualified to serve as a Board member because of his expertise and extensive career leading all facets of utility operations for Xcel Energy. Due to his experience, he possesses a keen understanding of the risks facing utilities and how to oversee, manage, and mitigate those risks, and he was responsible for interfacing with Xcel Energy’s communities, including South Dakota. His involvement in all areas of the operations of a large utility has developed his proficiencies in the areas of finance, regulatory and public policy, human capital management, technology and security, and innovation and transformation.

Skill Highlights Utility Operations Risk Management / Oversight Customers and Communities Independent Director NorthWestern Committees Audit, Operations Other Public Boards None

NorthWestern Energy | Proxy Statement | Page 22

Board of Directors

Linda Sullivan Director since 2017 Age 62
Retired Executive Vice President and Chief Financial Officer of American Water

Biography: Ms. Sullivan is the retired Executive Vice President and Chief Financial Officer (CFO) of American Water Works Company, Inc., the largest publicly traded U.S. water and wastewater utility company (2014-19). There, she also led operational responsibilities for technology, cyber and physical security, supply chain, research and development, and environmental compliance. Prior to that, Ms. Sullivan served in progressive leadership roles at the Edison International Companies for 22 years, ascending to Senior Vice President and CFO of Southern California Edison (2009-14). Early in her career, she was a Senior Auditor with Arthur Andersen, LLP. Ms. Sullivan has been a Certified Public Accountant since 1991 (inactive) and a Certified Management Accountant since 1995.

Ms. Sullivan is a member of the Board of Directors of PPL Corporation, a regulated energy company (NYSE: PPL), serving on its people & compensation and audit committees (since January 2023). From 2020 to 2024, she served on the Board of Directors for AltaGas Ltd., a North American energy infrastructure business (TSE: ALA), serving on its audit (chair from 2022-24) and human resources and compensation committees. She also previously served on the Financial Advisory Board of the U.S. Environmental Protection Agency, and other non-profit boards supporting underserved communities.

Why have we nominated Ms. Sullivan? Our Board concluded that Ms. Sullivan is qualified to serve as a Board member because of her experience as a financial executive, extensive expertise in the utility industry, and expertise with technology, cyber security, and risk management oversight. Through her experience as an external auditor of utilities and progressive leadership roles (including chief financial officer) for utilities, she has developed expertise in financial reporting, internal controls, and capital structure, as well as risk management and oversight. Her experience also led to an intimate understanding of utility operations. She is an audit committee financial expert under SEC standards and financially literate under Nasdaq rules. Her career has led to proficiencies in matters concerning regulatory and public policy, human capital management, technology and security, innovation and transformation, and customers and communities.

Skill Highlights Financial Executive Utility Operations Risk Management / Oversight Technology and Security Independent Director NorthWestern Committees Board Chair Other Public Boards PPL Corporation

Mahvash Yazdi Director since 2019 Age 74
President, Feasible Management Consulting

Biography: Ms. Yazdi is the President of Feasible Management Consulting, specializing in strategic consulting within the utility/power, telecommunications, electric transportation/mobility, and renewable energy industries (since 2012). She is the former Senior Vice President and Chief Information Officer (1997-2012) of Edison International and Southern California Edison.

Ms. Yazdi is the lead independent director of the board for Anterix, Inc. (Nasdaq: ATEX), a leading wireless telecommunications company, and the Chair of the Energy Advisory Board for Prologis (NYSE: PLD), helping one of the world’s largest logistic companies navigate new ventures in renewable energy, mobility, and sustainability. She also is a member of the Advisory Board of Infosys Corporation and serves in a strategic advisory role for Energy Capital Ventures.

Why have we nominated Ms. Yazdi? Our Board concluded that Ms. Yazdi is qualified to serve as a Board member because of her executive experience with a large public utility and expertise in the areas of human capital management, technology and security, and innovation and transformation. As a nationally recognized former Chief Information Officer, she possesses cyber security expertise with extensive experience leading transformation and technology implementation, such as smart meter and smart grid programs. In the utility/power industry, she was charged with setting strategies and leading people to achieve greater growth, efficiency and performance. In addition, through her accomplished career, she has developed proficiencies in the areas of regulatory and public policy and risk management and oversight.

Skill Highlights
Utility Operations
Human Capital Management
Technology and Security
Innovation and Transformation

Independent Director

NorthWestern Committees
Compensation (Chair), Operations

Other Public Boards
Anterix, Inc. (Lead Independent)

NorthWestern Energy | Proxy Statement | Page 23

Board of Directors

Jeffrey Yingling Director since 2019 Age 66
Co-Founder and General Partner, Energy Capital Ventures

Biography: Mr. Yingling is a Co-Founder and General Partner of Energy Capital Ventures, a strategic venture fund formed to invest in early-stage energy companies (since 2020). Immediately prior to forming this fund, Mr. Yingling concluded an investment banking career with over 30 years involved in the power and utility sector. Most recently, he served as Senior Advisor in Investment Banking at Guggenheim Securities, specializing in power, energy, and renewables (2017-20). Prior to that, he held various roles at J.P. Morgan Securities, including as Managing Director and Head of Midwest Investment Banking, and at Morgan Stanley, Dean Witter Reynolds, and The First Boston Corporation.

Mr. Yingling is a member of the board of directors of LendingPoint Consolidated, Inc., a data and technology platform that originates unsecured personal loans direct to consumers online and at the point of sale. He previously served on the board of directors of Navigant Consulting, Inc. (formerly NYSE: NCI) (2018-19), before it was acquired by another company. He also serves on the board of Big Bike Parts, Inc., a privately held designer, manufacturer, and distributor of motorcycle and power sports parts and accessories.

Why have we nominated Mr. Yingling? Our Board concluded that Mr. Yingling is qualified to serve as a Board member because of his 35+ years of financial, managerial, and strategy experience acquired from senior executive and management-level positions at leading international financial institutions and in the professional service sector, particularly with respect to the power and energy industry. He is an audit committee financial expert under SEC standards and financially literate under Nasdaq rules. Mr. Yingling’s investment banking career and current position with Energy Capital Ventures has also provided him with expertise with respect to innovations and transformations occurring within the utility industry and managing the associated risks, as well as a developed proficiency concerning technology issues.

Skill Highlights Financial Executive Risk Management / Oversight Innovation and Transformation Independent Director NorthWestern Committees Audit (Chair), Governance Other Public Boards None
Communications with Our Board
You may contact members of our Board, individually or as a group, by sending your communication to our corporate secretary at the address provided below. The corporate secretary will forward any communication received to the intended recipient.
NorthWestern Energy
3010 West 69th Street
Sioux Falls, South Dakota 57108
Attn: Corporate Secretary
Director Succession Planning
Our Governance Committee leads the director succession planning process that includes an ongoing review of the individual skill sets of current members and consideration of additional skills that could be beneficial for the Board in the future, with a particular focus on the Company’s strategy and emerging risks. It also reviews the tenure of each existing Board member and discusses potential timing for inviting new members to join the Board. This process has allowed us to gradually refresh each of our independent directors in an orderly manner since 2016.
Director Candidate Evaluation
Our Governance Committee evaluates each director candidate to determine whether the Board should recommend such candidate as a director nominee. In considering new individuals for nomination as directors, the committee is authorized to engage third-party advisers, including search firms to assist in the identification and evaluation of candidates if necessary. However, initially, the committee typically solicits recommendations from its current directors.

NorthWestern Energy | Proxy Statement | Page 24

Board of Directors
The Company’s goal is to maintain a diverse Board that operates cohesively and challenges management in a constructive way. The Governance Committee has not established specific minimum qualifications for director nominees or set forth specific qualities or skills that it believes are necessary for directors to possess. Instead, when considering director candidates, the committee considers the diversity of our Board (without placing disproportionate emphasis on any one factor) and takes into account whether the Board as a whole has the skills, experience, and background that add to and complement the range of skills, experience, and background of each director based on the following: integrity, accomplishments, business acumen, experience and education, commitment, representation of shareholders, industry knowledge, independence, and financial literacy. With the exception of the Company’s CEO, all of our directors are independent, as required by our Corporate Governance Guidelines.
When nominating persons to serve on our Board, the Governance Committee considers individuals who can add value to the strategic policymaking and oversight responsibilities of the Board. A director’s ability and available time to contribute to the Board and his or her participation on other boards also are considered because we believe these factors enhance the quality of the Board’s decision-making, its oversight of management, and our business overall. The committee believes that the nominees for election at this year’s annual meeting collectively possess the experience, skills, and attributes necessary to lead the Company to a successful future.
Our Governance Committee also has the responsibility for considering nominees for directors properly recommended by shareholders. A shareholder who wishes to submit a candidate for consideration at the annual meeting of shareholders must notify our corporate secretary in writing not less than 90 days and no more than 120 days prior to the first anniversary date of the preceding year’s annual meeting. The shareholder’s written notice must include information about each proposed nominee, including name, age, business address, principal occupation, and other information required in proxy solicitations. The notice also must include the shareholder’s name and address, the number of shares of our common stock beneficially owned by the shareholder and any arrangements or understandings between the nominee and the shareholder. The shareholder also must furnish a statement from the nominee indicating that the nominee wishes and is able to serve as a director.
The manner in which the Governance Committee evaluates candidates recommended by shareholders is generally the same as candidates from other sources. It also will seek and consider information concerning the relationship between the recommending shareholder and the candidate to determine if the candidate can represent the interests of all shareholders. The Governance Committee will not evaluate a candidate recommended by a shareholder unless the shareholder notice states that the potential candidate has indicated a willingness to serve as a director, to comply with the expectations and requirements for Board service publicly disclosed by NorthWestern Energy, and to provide all of the information required to conduct a nomination evaluation.
Director Resignation Vote Policy
The Board has in place a Majority Plus Resignation Vote Policy for the election of directors. The policy provides that, in an uncontested election, any nominee for director who receives a greater number of “WITHHOLD AUTHORITY” votes from his or her election than votes “FOR” such election (or a Majority Withheld Vote) shall promptly offer his or her resignation following certification of the shareholder vote.
Under this policy, the Governance Committee shall promptly make a recommendation to the Board regarding the resignation offer and possible responses based on the circumstances that led to the Majority Withheld Vote, if known. The Board must act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote. Thereafter, the Board will promptly disclose its decision-making process and decision regarding whether to accept the director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K.
Any director who tenders his or her resignation pursuant to this policy shall not participate in the Governance Committee’s recommendation or Board’s action regarding whether to accept the resignation offer. However, if each member of the Governance Committee receives a Majority Withheld Vote at the same election, the independent directors who did not receive a Majority Withheld Vote shall appoint a committee among themselves to consider the resignation offers and recommend to the Board whether to accept them. If the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers, with each director recusing himself or herself from consideration of his or her resignation offer.

NorthWestern Energy | Proxy Statement | Page 25

Board of Directors
Board Independence
Independent Board Chair
Our Board has placed the responsibilities of the Board Chair with an independent member of the Board. We believe this provides optimum accountability between the Board and our executive team. In our view, it is beneficial to have an independent Chair whose sole responsibility is leading our Board members as they provide leadership to our executive team.
Our Board Chair is responsible for providing leadership and facilitating communication among the directors; setting the Board meeting agendas in consultation with the CEO; presiding at Board meetings, executive sessions, and shareholder meetings; and serving as an ex-officio member of each Board committee. This delineation of duties allows the CEO to focus his attention on managing the day-to-day business of the Company. We believe this structure provides strong leadership for our Board, while positioning our CEO as the leader of the Company in the eyes of our customers, employees, and other stakeholders.
Each regularly scheduled Board and committee meeting provides the opportunity for executive sessions of the non-employee directors without management in attendance. These executive sessions are chaired by our independent Board Chair or the independent Chair of the respective committee.
Determination of Independence and Family Relationships
All of our directors are independent, with the sole exception of our CEO. A director is considered “independent” if he or she qualifies under (1) Nasdaq standards and any applicable laws and (2) he or she (a) has never been an employee of the Company or any of its subsidiaries, (b) is not a close relative of any management employee of the Company, (c) provides no services to the Company, and is not employed by any firm providing major services to the Company, other than as a director, and (d) receives no compensation from the Company other than director fees and benefits. The Board’s determination of independence is based upon a review of the questionnaires submitted on an annual basis by each director, the Company’s relevant business records, publicly available information, and the applicable SEC and Nasdaq requirements.
Based on its review, the Board determined that each of the existing non-employee directors (Messrs. Goodin, Horsfall, Larson, and Yingling and Mses. Edwards, Ide, Sullivan, and Yazdi) is independent as defined in the listing standards noted above. Our final director, Mr. Bird, is an executive officer of the Company and, therefore, is not independent.
In addition to the independence assessment of our 2026 slate of nominees, our Board reviewed our current directors and executive officers to determine the existence of any family relationships not more remote than first cousins and determined that no such family relationships exist.
Board Committees

We have four Board committees composed solely of independent directors, each with a different independent director serving as chairperson of the committee. Our Board committees are:
•Audit, Finance, and Risk (Audit);
•Nominating and Governance (Governance);
•Human Resources (Compensation); and
•Safety, Environment, Technology and Operations (Operations).
COMMITTEES 100% INDEPENDENT
Our Board holds its committee meetings sequentially (i.e., committee meetings do not overlap with one another). As a result of holding sequential meetings, each Board member can attend each committee meeting. We believe

NorthWestern Energy | Proxy Statement | Page 26

Board of Directors
this practice is highly beneficial to our Board as a whole and the Company in general because each Board member is aware of the detailed work conducted within each department of the Company and by each Board committee. This practice also affords each of our Board members the opportunity to provide input to the committee members before a committee reaches any conclusions.

Audit Committee

“The Audit Committee is steadfast in protecting the integrity of the Company’s financial reporting and maintaining strong enterprise risk oversight as we operate in a highly regulated environment where reliability, safety, and long-term infrastructure investment are essential. We continue to monitor emerging risks and evolving regulatory requirements and work closely with management and our independent auditors to ensure transparency, accountability, and sound governance for our customers and shareholders.”
Jeffrey Yingling,
Audit Committee Chair
Current Members
Jeffrey Yingling (Chair)
David Goodin
Jan Horsfall
Kent Larson

	Meetings in 2025	4
Audit Committee Primary Responsibilities
The Primary Responsibilities of our Audit Committee are to provide oversight of:
•The Company’s accounting and financial reporting processes;
•The audit and integrity of the Company’s financial statements;
•The Company’s compliance with legal and regulatory requirements;
•The independent auditor’s qualifications and independence;
•The Company’s internal audit function and independent auditors;
•The Audit Committee Report for the Company’s proxy statement;
•Significant financings, dividend policy, and dividend payment recommendations;
•Enterprise risk management, business continuity, and the Company’s compliance with legal and regulatory requirements; and
•Such other duties as directed by the Board.
Audit Committee Financial Expertise, Financial Literacy, and Independence
The Board determined that each member of the Audit Committee is financially literate within the meaning of Nasdaq listing standards and is independent, as defined in the listing standards of the Nasdaq and the SEC regulations. The Board also determined that Mr. Yingling qualifies as an audit committee financial expert under the applicable SEC regulations.
Audit Committee Report
The Audit Committee Report is included on page 13 of this proxy statement.
Audit Committee Charter
The Audit Committee operates pursuant to a charter that is reviewed annually and was last amended in October 2024. The Charter is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

NorthWestern Energy | Proxy Statement | Page 27

Board of Directors

Governance Committee

“The Governance Committee remains committed to strong oversight, transparent practices, and a culture of accountability. We continue to ensure that the Board is well equipped to guide the Company’s long-term strategy and uphold the highest standards of governance on behalf of our shareholders.”
Britt Ide,
Governance Committee Chair
Current Members
Britt Ide (Chair)
Sherina Maye Edwards
Jeffrey Yingling

Meetings in 2025	4
Governance Committee Primary Responsibilities
Our Governance Committee primary responsibilities are:
•Nominating and qualifying Board members, including recommending nominees for the Board and succession planning regarding current Board members;
•Determining the composition of the Board and its committees;
•Overseeing public image, including sustainability and diversity and inclusion matters;
•Reviewing public policy, including government relations and community support;
•Monitoring a process to assess Board effectiveness; and
•Developing and implementing corporate governance principles.
The Governance Committee also reviews and oversees our position on corporate social responsibilities, such as public policy issues that significantly affect us, as a Company, our shareholders, customers, and other key stakeholders.
Governance Committee Independence
Each member of our Governance Committee meets the independence requirements under the Nasdaq corporate governance listing standards.
Governance Committee Charter
The Governance Committee operates pursuant to a charter that is reviewed annually and was last amended in October 2024. The Charter is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

NorthWestern Energy | Proxy Statement | Page 28

Board of Directors

Compensation Committee

“In an industry undergoing significant transition, the Committee remains focused on ensuring strong leadership, sustaining a healthy and inclusive culture, and supporting a workforce strategy aligned with the Company’s long-term direction. Our compensation oversight is designed to reinforce accountability, prudent risk-taking, and performance outcomes that create durable value for shareholders. In exercising this oversight, the Committee considers pay-for-performance alignment, internal equity, market competitiveness, and the evolving expectations of our stakeholders.”
Mahvash Yazdi,
Compensation Committee Chair
Current Members
Mahvash Yazdi (Chair)
Sherina Maye Edwards
Britt Ide

Meetings in 2025	5
Compensation Committee Primary Responsibilities
Our Compensation Committee acts on behalf of and with the concurrence of the Board with respect to:
•Compensation, benefits, and other employment matters for executives;
•Stock-based compensation plans for employees;
•The election and appointment of executive officers and other officers;
•The assessment of the performance of the CEO;
•Succession planning for the CEO, executives and other officers; and
•The compensation of non-employee members of the Board.
As discussed in the Compensation Discussion and Analysis section of this proxy statement, the Compensation Committee also considers input on executive compensation from WTW and our CEO and CFO. Our Compensation Committee has delegated some of the administration of our executive compensation and benefits plans to our Compensation and Benefits Department.
Compensation Committee Independence
Each member of our Compensation Committee is a “non-employee” director within the meaning of Rule 16b-3 under the Exchange Act and independent under the standards of the Nasdaq.
Compensation Committee Report
The Compensation Committee Report is included at page 50 of this proxy statement.
Compensation Committee Charter
Our Compensation Committee is actually called the Human Resources Committee because its responsibilities extend beyond the realm of compensation to other human resource and employee issues. The committee operates pursuant to a charter that is reviewed annually and was last amended in October 2024. The Charter is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.
Independent Compensation Consultant
The Compensation Committee has directly retained WTW as its independent, external compensation consultant for the last several years. WTW is an independent consulting firm that provides services in the areas of executive compensation and benefits and has specific expertise in evaluating compensation in the utility industry. WTW reports directly to the Compensation Committee and, at the Compensation Committee’s request, provides an annual evaluation and analysis of trends in both executive compensation and director compensation. WTW also evaluates other compensation issues at the direct request of the Compensation Committee.

NorthWestern Energy | Proxy Statement | Page 29

Board of Directors
The Compensation Committee evaluated the following six factors to assess independence and conflicts of interest before it engaged WTW to do work in 2025:
1. The provision of other services to the Company by WTW.
2. The amount of fees received from the Company by WTW, as a percentage of the firm's total revenues.
3. The policies or procedures of WTW that are designed to prevent conflicts of interest.
4. Any business or personal relationship of a member of the Compensation Committee with the regular members of the WTW executive compensation team serving the Company.
5. Any stock of the Company owned by the regular members of the WTW executive compensation team serving the Company.
6. Any business or personal relationships between the executive officers of the Company and the regular members of the WTW executive compensation team serving the Company.
The Compensation Committee also obtained a representation letter from WTW addressing these six factors and certain other matters related to its independence. Based on the Compensation Committee’s evaluation of these factors and the representations from WTW, the Compensation Committee concluded that WTW is an independent adviser and has no conflicts of interest with us.

Operations Committee

“In an industry undergoing rapid transformation, the Committee is dedicated to advancing safe operations, environmental responsibility, and thoughtful technology adoption. We remain committed to oversight that strengthens resilience and supports the Company’s long term strategic goals.”
Jan Horsfall,
Operations Committee Chair
Current Members
Jan Horsfall (Chair)
Dave Goodin
Kent Larson
Mahvash Yazdi

Meetings in 2025	4
Operations Committee Primary Responsibilities
Our Board has delegated to our Operations Committee the following areas of oversight:
•Safety;
•Environmental compliance practices;
•Security (including physical and cyber security, and business continuity);
•Operations; and
•Innovation, including emerging or competing technologies and alternative energy resources.
Operations Committee Independence
Each member of our Operations Committee is independent.
Operations Committee Charter
The Operations Committee was created in early 2020 to allow the Board, through this committee, to devote more time to safety, environmental, technology, and operations matters. The Operations Committee operates pursuant to a charter that is reviewed annually and was last amended in October 2024. The Charter is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

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Board of Directors
2025 Director Pay
Our non-employee directors received cash and stock compensation in 2025. Each Board member received an annual cash retainer and an annual unrestricted stock award. The Board chair, committee chairs, and committee members received additional compensation for those roles. We paid all compensation on a quarterly basis.
The Board established its compensation levels for 2025 based upon the analysis and advice of WTW, who reviewed the competitive market data for our peers and provided recommendations to the Board. The table below presents the 2025 compensation schedule for our non-employee directors.

2025 Non-Employee Director Compensation Schedule	Cash	Equity
New Member Initial Stock Grant	$0	1,000 shares
Board Member Annual Retainer	$70,000	$150,000
Supplemental Board Chair Annual Retainer	$80,000	$70,000
Supplemental Committee Chair Annual Retainer	$15,000	$0
Supplemental Committee Member Annual Retainer	$10,000	$0
The Company also reimburses non-employee directors for the costs of participation in approved continuing education programs and reasonable expenses incurred with traveling for Board and committee meetings and company-related meeting and events. Non-employee directors are not eligible to participate in our retirement plans, and we do not compensate employee directors for service on the Board.
Non-employee directors may elect to defer up to 100 percent of any qualified cash or equity-based compensation that would be otherwise payable to them, subject to compliance with the Director Deferred Plan and Section 409A of the Internal Revenue Code. For those directors who defer their compensation under the Director Deferred Plan, the retainer or stock grant is the value utilized to determine the amount of deferred compensation. The deferred compensation may be invested in deferred stock units of the Company’s common stock or in designated investment options that substantially mirror the qualified employee 401(k) plan options. Based on the election of the non-employee director, other than on account of death, he or she will receive a distribution either in a lump sum or in approximately equal installments over a designated number of years (not to exceed 10 years). Distributions of DSUs will be equal to one share of the Company’s common stock for each DSU. The value of each deferred compensation account is adjusted periodically to reflect the gains, losses, and dividends associated with the designated investments.
The table below sets forth the compensation received by our non-employee director nominees in 2025.

	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Sherina Maye Edwards	90,000	150,039	240,039
David Goodin	90,000	150,039	240,039
Jan Horsfall, Operations Chair	105,000	150,039	255,039
Britt Ide, Governance Chair	105,000	150,039	255,039
Kent Larson	90,000	150,039	240,039
Linda Sullivan, Board Chair	150,000	219,957	369,957
Mahvash Yazdi, Compensation Chair	105,000	150,039	255,039
Jeffrey Yingling, Audit Chair	105,000	150,039	255,039
(1)    The values for stock awards reflect the grant date fair value of the awards, calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation. The grant date fair value of annual stock awards made during 2025 were with respect to (a) deferred awards elected by Directors Horsfall and Yingling: $53.46 per share for the first quarter grant, $57.87 for the second quarter, $51.30 for the third quarter, and $58.61 for the fourth quarter; and (b) undeferred awards received by Directors Edwards, Goodin, Ide, Larson, Sullivan, and Yazdi: $53.46 per share for the first quarter grant, $57.87 for the second quarter, $51.30 for the third quarter, and $58.61 for the fourth quarter. The 2025 stock awards were deferred by Directors Horsfall and Yingling under the Director Deferred Plan described above.

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Executive Pay

Compensation Discussion & Analysis 33
Compensation Committee Report 50
2025 Executive Pay 50
CEO Pay Ratio 60
Pay Versus Performance 61
Supplemental Pay Versus Performance Information 63

Compensation Discussion and Analysis
The Compensation Discussion and Analysis (CD&A) explains how we pay our executives and how the Compensation Committee of our Board oversees executive pay, including the rationale and processes the committee used to set executive pay in 2025. The CD&A summarizes the objectives and specific elements of our 2025 pay program, including cash, stock, and post-termination compensation. The CD&A, which may include forward-looking statements, should be read together with the compensation tables and related disclosures that follow it.
This CD&A is organized into the following sections:
Executive Summary
2025 Results
In 2025, we continued to efficiently manage our business to achieve operational success while we set the framework for future growth by (1) announcing a transformative merger of equals with Black Hills Corporation, (2) improving our generation capacity available to serve customers as we worked to close on the additional ownership interests at Colstrip Generating Station (which occurred effective January 1, 2026), and (3) continuing progress to provide service to new large-load customers. These achievements are aligned with the strategic pillars that support our business — reliability, affordability, and sustainability.
Our 26.4 percent shareholder return for 2025 ranked 2nd among our 13-member peer group, exceeding the peer group average of 14.7 percent. However, our net income and EPS decreased from 2024, failing to meet expectations. On the operational side, we worked safely, while providing customers with reliable service above target with continued customer satisfaction ratings above target.

2025 Basic Earnings Per Share Our basic EPS decreased 19.4 percent to $2.95 in 2025 from $3.66 in 2024.	Total Shareholder Return Our TSR was 26.4 percent for the one-year period ending Dec. 31, 2025, ranking 2nd of our 2025 peer group (14.7 percent average).	Dividend Yield Our dividend of $2.64 per share provided a dividend yield of 4.1 percent based on our stock price at the end of 2025.

Safety In 2025, we worked safely, but our lost time incident rate was slightly lower than target.	Reliability The reliability of our electric and natural gas systems was significantly better than target.	Customer Service In 2025, our JD Power customer satisfaction scores were better than target.

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Compensation Discussion and Analysis
The overall pay our NEOs received in 2024 was in the bottom half of our 2025 peer group, which is identified in the Our 2025 Peer Group section below. 2024 is the most recent year for which peer group executive compensation is publicly available at this time. Based on such 2024 compensation data:
•Our NEOs had an average compensation per NEO that was less than all but five of the other 12 companies in our 2025 peer group ($1.85 million for us versus $2.20 million for the peer median) (excluding changes in pension value); and
•Our CEO’s total compensation was approximately 89 percent of the median total compensation (excluding change in pension value) of the CEOs in our 2025 peer group.

Named Executive Officers in 2025
Brian Bird	Bobbi Schroeppel
President and Chief Executive Officer	Vice President – Customer Care, Communications and HR
Crystal Lail	John Hines
Vice President and Chief Financial Officer	Vice President – Supply / Montana Govt Affairs
Shannon Heim
General Counsel and Vice President, Federal Gov't Affairs

We consider our executive pay program to be instrumental in helping us achieve our business objectives and effective in rewarding our executive officers for their role in achieving strong financial and operational performance. Based on our performance and our compensation outcomes, we are requesting your support of Proposal No. 3—Advisory Vote to Approve Named Executive Officer Compensation.
Our overarching philosophy is that we should structure executive pay to be consistent with our peers and to align the long-term interests of our executives, shareholders, and customers so the pay appropriately reflects performance in achieving financial and non-financial operating objectives. To live up to this philosophy, we believe that a significant portion of an executive’s pay should be at risk in the form of either performance-based incentive awards that are only paid if the individual and Company performance targets are met or time-based equity grants.
Our executive pay program is designed to:
•Attract and retain a high-quality executive team by providing competitive pay and benefits that reflect our financial operational size;
•Reward executives for both individual and Company performance (based on financial, reliability, customer care, and safety metrics) through performance-based, at-risk pay; and
•Maximize long-term shareholder value by emphasizing financial performance, reliability, safety, and customer satisfaction.
Our 2025 Peer Group
Our Compensation Committee (a) selects the members of our peer group and periodically examines whether peers continue to meet the criteria for inclusion described below, and (b) uses our peer group for both compensation and performance benchmarking. As part of the peer group selection process, the Compensation Committee receives advice from WTW to create a peer group that includes companies that: (1) maintain a regulated utility industry perspective which emphasizes operational excellence and customer satisfaction as a means to create shareholder value; (2) reflect our market for key executive talent and are part of high-cost geographic areas; and (3) have similar revenue, market capitalization, and return-based measures of performance.
For 2025, our Compensation Committee added MDU Resources Group Inc. to our peer group.

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Compensation Discussion and Analysis

2025 Peer Group	Market Capitalization (1)	Revenue (2)

ALLETE, Inc. (ALE)
Avista Corporation (AVA)
Black Hills Corporation (BKH)
IDACORP, Inc. (IDA)
MDU Resources Group Inc. (MDU)
MGE Energy Inc. (MGEE)
NorthWestern Energy (NWE)
Northwest Natural Holding Co. (NWN)
OGE Energy Corp. (OGE)
ONE Gas Inc. (OGS)
Otter Tail Corporation (OTTR)
Portland General Electric Company (POR)
Spire Inc. (SR)
TXNM Energy, Inc. (TXNM)

$10.08 B
NorthWestern
$4.40 billion
28th percentile
$2.18 B

$3.76 B
NorthWestern
$1.61 billion
29th percentile
$0.74 B

(1)     Market capitalization range of our peer group as of March 4, 2026.
(2)     Range of publicly available trailing twelve months total revenues for our peer group as of March 4, 2026.
Our Pay Practices
Our executive pay program accomplishes our goals by incorporating certain pay practices while avoiding other, more problematic or controversial practices.

What We Do	Place a significant portion of executive pay at risk by granting incentive awards that are paid, if earned, based on continuing annual and long-term individual and Company performance.
Utilize multiple performance metrics for long-term incentive awards that align executive and shareholder interests.
Target executive pay around the median of our peers, while also considering trade area economics, turn-over, tenure, experience, and other factors.
What We Don’t Do ✗	Provide change in control payments exceeding three times base salary and target bonus. Our only change in control provision appears in our Equity Compensation Plan and provides for the immediate vesting or cash payment of any unvested equity awards upon a change in control.
Grant stock options. No stock options are currently outstanding, and none have been issued under our Equity Compensation Plan.
Allow stock option repricing or liberal share recycling. These practices are expressly prohibited under our Equity Compensation Plan.
Use employment agreements to promise multi-year guarantees for salary increases.
Provide perquisites for executives that differ materially from those available to employees generally.
Pay tax gross-ups to our executives.
Pay dividends or dividend equivalents on unvested performance shares or units.
Allow our executives or directors to hedge Company securities.
Pay Package
For 2025, our executive pay package included three components — base salary, an annual cash incentive award, and a long-term equity incentive award which is split 70/30 between performance-based and time-based restricted share units. Our annual cash incentive award and 70 percent of our long-term equity incentive award are performance-based.

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Compensation Discussion and Analysis
The following table provides a high-level summary of our 2025 executive pay package. Please refer to the Pay Components section later in this CD&A for a more detailed summary of how we pay our executives.

Component	Description	Why we include this component	How we determine amount	Decisions for 2025	Reason for Change
Base Salary	Short-term fixed cash compensation	Provide a base level of compensation for executive talent	Target middle of competitive range of peer group, with adjustments for trade area economics, turnover, tenure, and experience	All NEOs received increases of 3.25 percent to align total compensation with the market median	Remain market competitive and provide cost of living adjustment
Annual Cash Incentive	Short-term variable cash compensation, based on corporate performance against annually established metrics (financial, safety, reliability, and customer satisfaction) and individual performance	Motivate employees to meet and exceed annual Company objectives that are part of our strategic plan	Target middle of competitive range of peer group, with adjustments for trade area economics, turnover, tenure, and experience	Updated performance targets	N/A
Long-Term Equity Incentive	Performance Unit Awards (70%): Long-term variable, equity compensation, paid following three-year vesting period if financial performance metrics (EPS, ROAE, and TSR) are achieved	Provide market-competitive, performance-based compensation opportunities while aligning interests of executives and shareholders; value of award is substantially dependent upon the changing value of our common stock in the market	Market survey of similar peer group roles and responsibilities and assessment of the strategic value of each position	Updated performance targets; increased incentive target for CEO to align total compensation with market	Remain market competitive
	Restricted Unit Awards (30%): Long-term at risk, equity compensation, paid following three-year restricted period	Provide market-competitive, equity compensation opportunities while aligning interests of executives and shareholders; value of award is substantially dependent upon the changing value of our common stock in the market	Market survey of similar peer group roles and responsibilities and assessment of the strategic value of each position	Increased incentive target for CEO to align total compensation with market	Remain market competitive
Say-on-Pay Results
At our annual meeting in 2025, our shareholders continued to show strong support of our executive pay program, with 98.3 percent of the votes approving the say-on-pay resolution.
Those 2025 voting results occurred after the Compensation Committee took action to approve 2025 pay. Nevertheless, the Compensation Committee and the Board reviewed that feedback from shareholders when establishing executive pay for 2026. The Compensation Committee believes the results from our 2025 annual meeting affirm our shareholders’ continued support of the Company’s approach to executive pay.

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Compensation Discussion and Analysis
How We Set Pay
Compensation Committee
The Compensation Committee, composed entirely of independent directors, is responsible for the oversight of:
•Pay, benefits, and other employment matters for executives;
•Stock-based pay plans for employees;
•The election and appointment of executive officers and other corporate officers;
•CEO performance; and
•Director pay.
The Compensation Committee considers several factors when it sets executive pay — all of which ultimately influence our executive pay program.

Interests Alignment. Provide pay that aligns management (and employee) interests with those of shareholders and customers.	Peer Comparison. Establish overall pay approximating the median of our peer group and applicable position comparisons.	Talent Attraction. Set pay that will attract talent from both within and outside the utility industry.

Economic Circumstances. Set pay based on economic circumstances, including turnover and retention considerations.	Pay for Performance. Tie all components of incentive pay to the Company’s short- and long-term financial and operational performance.	No Executive Perks. Executives participate in the same benefits plans available to all non‑union employees, with no additional perquisites, other than executive physicals.

Our Compensation Committee has the authority to delegate certain responsibilities and has delegated some of the administration of our executive compensation and benefits plans to our Compensation and Benefits Department.
Independent Compensation Consultant
To help determine executive pay, the Compensation Committee retains WTW, for advice regarding the general competitive landscape and trends in executive and director pay. In addition to WTW attending each committee meeting, the Compensation Committee meets with WTW as needed, and the chair of the Compensation Committee communicates directly with the consultant in between meetings. WTW advises the committee on several matters including (1) competitive analysis (including in relation to our 2025 peer group), (2) incentive plan design, (3) updates on trends in executive and director compensation, (4) peer group composition, and (5) other compensation-related matters as requested by the committee.
Decision-Making Process and Role of Executive Officers
The Compensation Committee works with WTW to analyze competitive market data to determine appropriate base salary levels, annual incentive target levels, and long-term incentive target levels for all of our executives, paying particular attention to applicable comparisons with our 2025 peer group. When making comparisons to the peer group, the Compensation Committee seeks to establish compensation levels that approximate its median. After determining appropriate levels, the Compensation Committee recommends both CEO and executive officer pay to the Board for approval. The CEO is not a member of the Compensation Committee and does not vote on Board matters concerning executive pay.
With respect to CEO pay, the Compensation Committee conducts an annual performance assessment of the CEO and determines appropriate adjustments to all elements of pay based on both individual and Company performance. For the other executive officers, the CEO and CFO make recommendations to the Compensation Committee for all elements of pay based on individual performance, market data from our peer group, and

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Compensation Discussion and Analysis
published survey data. The Compensation Committee reviews, discusses, modifies, and approves, as appropriate, these recommendations.
The Compensation Committee’s annual process for setting executive pay follows the general timeline depicted below.

July Monitor executive pay:	December Evaluate financial plan and executive pay:
•Review incentive plan projections	•Review preliminary five-year financial plan •Review incentive plan projections

October Review materials from WTW:	February Finalize executive pay:
•Executive pay peer compensation analysis •Preliminary design of annual and long-term incentive opportunities •Review incentive plan projections
•Approve final five-year financial plan (full board)
•Approve executive pay
•Approve annual incentive plan, LTIP grants and discretionary contributions under the Officer Deferred Plan
•Review performance metrics results for prior year and approve payouts for current annual incentive plan and vesting of LTIP

At each of its regularly scheduled meetings throughout the year, the Compensation Committee reviews the Company’s performance under our outstanding annual and long-term incentive plans.
Targeted Pay and Competitive Analysis
Pay Philosophy
We target base salary, annual cash incentive awards, and long-term equity grants, as well as total pay, to be market competitive for our executive officers. Our Compensation Committee believes that the best proxy to determine market competitiveness of pay is the median of our peer group, including individual pay components, as well as total pay. However, because comparative data is one of several tools that is used in determining executive officer compensation, competitiveness of compensation may fluctuate based on a number of factors, including:
•The level of achievement of our pre-established performance goals;
•Our TSR compared against our peer group;
•Individual performance and scope of job responsibilities;
•Internal equity considerations;
•Market competitiveness and internal executive turnover; and
•The industry and position experience and tenure.
To align the long-term interests of our executives, shareholders, and customers, our Compensation Committee uses performance-based incentive awards and time-based restricted share units to place a significant component of each executive’s pay at risk. This structure encourages our executives to focus on both short- and long-term performance and provides a reward to our executives, shareholders, and customers when we achieve our financial and operating objectives.
The only changes for 2025 from the 2024 program you approved were (a) increases to NEOs’ base salaries of 3.25 percent, which was above the increase we budgeted with respect to other, non-represented employees; and (b) an increase in our CEO’s long-term incentive target (to 300 percent from 290 percent of base salary) to continue to transition his overall compensation to reflect his promotion to CEO in 2023. In light of these changes, in 2025 at-risk pay increased to 71 percent (from 70 percent in 2024) of target pay for our NEOs.

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Compensation Discussion and Analysis
For our CEO, approximately 80 percent of the overall targeted pay in 2025 (base salary plus targeted annual and long-term incentives) relates to at-risk compensation. For our other NEOs, that percentage averages roughly 60 percent. The charts below depict the target total pay mix for our CEO and the average of our other NEOs.

CEO PAY MIX	OTHER NAMED EXECUTIVE OFFICER AVERAGE PAY MIX

Charts represent target level for each component of compensation.
Independent Compensation Consultant Data and Analysis
As a component of the Compensation Committee’s review of executive pay, the committee’s independent compensation consultant, WTW, provides an analysis of the pay levels of our peer group. The 2024 peer group data were referenced as a primary basis for setting 2025 pay for our CEO, CFO, General Counsel, and VP — Customer Care, Communications, and Human Resources because these positions are common among our peers. Because 2024 peer group data and broader U.S. energy services sector data were insufficient for VP – Supply / Montana Government Affairs, for that position WTW aged forward 2023 pay levels of the broader U.S. energy services sector to estimate 2024 market pay. These analyses examined target direct compensation opportunity, including base salary, target annual incentives, and the expected value of long-term incentives.
The Compensation Committee considers the responsibilities of the job performed by each of our executive officers and his or her performance and adjusts each executive’s targeted pay amounts accordingly. As further detailed below, internal comparison with other officer positions also is considered.
We also conducted a separate internal analysis of the 2024 executive pay of the 13 other companies in our 2025 peer group. This internal analysis (which was based on proxy statement data) examined base salary, bonus, other annual compensation, equity awards, and non-equity incentive plan compensation (and excluded change in pension value). Using this analysis, our NEOs had average pay of $1.85 million in 2024, which was less than all but four of the 13 other companies in our 2025 peer group; while the peer group median had average pay per NEO of approximately $2.15 million. Our CEO’s total 2024 pay was approximately 92 percent of the median total pay of 2025 peer group CEOs.
These analyses demonstrate that, on average, our highest paid employees are paid at a level that is below the median of our 2025 peer group and industry. We also are cognizant of prevailing economic conditions, internal pay equity, and executive turnover, which our Compensation Committee takes into account when determining executive compensation.
Wealth Accumulation
The Compensation Committee annually reviews the wealth accumulation of our executives, considering all of the elements of total pay each executive officer receives during the prior five-year period, including base salaries, annual cash incentive payouts, the value of long-term incentive awards, and any special payments made to an

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Compensation Discussion and Analysis
individual executive. The Compensation Committee also reviews the projected value of each executive officer’s accumulated equity grants over the subsequent five-year period based on various stock appreciation and “stay to normal retirement” scenarios. This is done to analyze not only the amount of pay each executive officer has accumulated to date, but also to better understand how current equity grants may affect the amount of wealth executive officers accumulate in the future.
Pay Components

The primary pay components for our executive officers in 2025 were:
•Base Salary; •Annual performance-based cash incentive awards; and •Long-term equity incentive awards split 70/30 between performance share units and restricted share units.

The Compensation Committee believes the pay components listed above align the interests of our executives and our shareholders by placing a significant portion of total pay at risk based on achievement of our short- and long-term performance goals and/or continued employment.
The Compensation Committee also believes that our executive pay program appropriately mitigates the risk associated with incentive-based pay. It has designed the entire program and metrics under our annual and long-term performance-based incentive awards to curb inappropriate risk taking. For example, we do not offer guaranteed bonuses. In addition, our annual and long-term performance-based incentive awards utilize multiple performance metrics which vary from plan to plan, and rewards under those plans are aligned with the interests of our shareholders. If we perform well as a company, our shareholders benefit and our executive officers are rewarded. Furthermore, we have limited severance packages, and our retirement, healthcare, and welfare benefit programs for executives are generally the same as for all employees, as discussed in the 2025 Executive Pay section. Finally, we maintain robust stock ownership guidelines for our executives (from 2x to 6x base pay, depending on position). In light of these pay practices, the Compensation Committee believes that our executive pay program appropriately addresses the risks associated with performance-based incentives.
Base Salary
The general guideline for determining salary levels for our executive officers, including the CEO, is to be near the median of our peer group, adjusted for other factors such as trade area economics, turn-over, tenure, and experience. Adjustments from peer group levels are made based on experience in the position, industry experience, and individual responsibilities and performance. While we are cognizant of the competitive range, our primary goal is to compensate our executives at a level that best represents our pay philosophy, whether this results in actual pay for some positions that may be higher or lower than the market median. We find that survey results for particular positions can vary from year to year. Thus, we consider market trends for certain positions over a period of several years rather than a one-year period in setting pay for such positions.
The Compensation Committee considers adjustments to base salaries for executive officers on an annual basis. For 2025, following consultation with WTW, the Compensation Committee felt that an increase to the base salaries of our executive officers, in excess of the percentage increase we budgeted with respect to other, non-represented employees, was reasonable to align total compensation with the market median.
The table on the following page sets forth the base salaries for our NEOs. The base salary adjustments for 2025 were effective April 1, 2025.

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Compensation Discussion and Analysis

	Annualized Base Salary		Increase (%)
	2024	2025
Name	($)	($)
Brian Bird	900,000	929,250	3.25
Crystal Lail	500,000	516,250	3.25
Shannon Heim	370,000	382,025	3.25
Bobbi Schroeppel	350,000	361,375	3.25
John Hines	345,000	356,213	3.25
Annual Cash Incentive Awards
The overall design of our 2025 annual cash incentive plan is the same as the 2024 plan. The plan uses financial and operational performance metrics to motivate employees to meet and exceed annual Company objectives that are part of our strategic plan. The performance metrics include targets for net income, reliability, employee safety, and customer satisfaction. All regular, non-union employees (including executive officers) participate in the same annual incentive plan; while our union employees participate in a separate, but similar, management-designed program.
Each participating employee has a target annual cash incentive award, expressed as a percentage of base salary. Actual payouts for awards reflect the Company’s performance against the metrics, as well as the employee’s individual performance. No portion of the annual cash incentive award is guaranteed.
The Compensation Committee calculates the actual payout pursuant to this four-factor formula:

(1)		(2)		(3)		(4)
Base Salary	x	Individual Target Opportunity (% of Base Salary)	x	Plan Funding Percentage (performance vs. metrics)	x	Individual Performance Multiple	=	Individual Payout
For example, the Compensation Committee calculated the annual incentive payout for our CEO in 2025 as follows:

$929,250	x	100%	x	80%	x	1	=	$743,400
(1) Base Salary
Base salary is the first component in the calculation of the annual cash incentive award. It is described in the Base Salary section immediately preceding this Annual Cash Incentive Awards discussion.
(2) Individual Target Opportunity
The Compensation Committee approves an annual incentive target opportunity, expressed as a percentage of base salary, for each executive. It determines the target opportunity based on the recommendation of WTW, a competitive survey analysis of our peer group, and the committee’s judgment regarding the internal equity of the positions, scope of job responsibilities, and individual industry experience and tenure.

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Compensation Discussion and Analysis

The table to the right shows the 2025 annual incentive target opportunity for our NEOs. In 2025, the Compensation Committee determined that the annual incentive target opportunity for each NEO was aligned with the market for target incentive opportunities. Thus, the Compensation Committee did not change any of the target percentage opportunities for our NEOs for 2025.		2025
	Name	Base Salary ($)	Target Incentive Opportunity (% of base salary)	Target Incentive Opportunity ($)
	Brian Bird	929,250	100%	929,250
	Crystal Lail	516,250	75%	387,188
	Shannon Heim	382,025	50%	191,013
	Bobbi Schroeppel	361,375	45%	162,619
	John Hines	356,213	45%	160,296
(3) Plan Funding Percentage
The annual cash incentive plan funding percentage is determined by the Company’s performance against certain financial and operational measures. Management proposes the performance measures and associated targets, which the Compensation Committee and full Board review, adjust if deemed necessary, and then approve with adoption of the plan. Following the end of the plan year, the Compensation Committee reviews Company performance against each of the specific performance targets and determines the degree (from 0 to 200 percent) to which each performance measure was met during the year, subject to Board approval. The aggregate percentage of financial and operational measures met during the plan year represents the plan funding percentage for the annual cash incentive plan.

For our executives, the funding (as a percentage of target) under the annual cash incentive plan has ranged from 74 percent to 116 percent for the five previous years, as illustrated in the table to the right.
Historical Funding of Annual Cash Incentive (as a percentage of target)
2020	2021	2022	2023	2024
74%	106%	96%	77%	116%

Our annual cash incentive plan continues to use four categories of performance measures to determine the plan funding percentage – financial, safety, reliability, and customer satisfaction. The relative weightings of these measures are set forth in the graphic to the left.
In addition, irrespective of our actual performance with respect to the lost-time incident safety metric, if a work-related fatality would have occurred in 2025, the lost-time incident rate portion of the safety metric would have been forfeited, unless the Compensation Committee would have determined that no actions on the part of the employee or the Company contributed to the incident. We did not have any work-related fatalities in 2025.

The Compensation Committee may use discretion in adjusting the plan funding percentage from actual performance due to specific facts and circumstances, such as current economic conditions or unusual one-time events that significantly impact financial or non-financial results. The Compensation Committee exercises this discretion only for unusual, non-operational items and, until this year, had not exercised discretion since 2020.
Adjustments to 2025 Financial Performance. GAAP net income for 2025 was $181.1 million and included the impact of certain items that were not indicative of the company’s operating performance in 2025. First, 2025 net income included a charge of approximately $23.3 million related to the Montana Public Service Commission’s disallowance in its final rate review order of previously incurred capital costs. The company believes the disallowance is unusual and has appealed the decision. In addition, 2025 net income included an income tax benefit of approximately $7.4 million related to a prior period. Finally, 2025 net income reflected the impact of costs related to the Merger of approximately $9.3 million.
The Compensation Committee reviewed each of these items and determined to exclude their effect on net income because such items either were not indicative of the company’s operating performance in 2025 or are customarily excluded during the pendency of a transaction. The resulting adjusted non-GAAP net income was $220.1 million for

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Compensation Discussion and Analysis
2025. Exercising the discretion provided in the annual cash incentive plan, the Compensation Committee and the Board approved the use of adjusted net income in determining financial performance payout under the plan because it more appropriately reflects core operational performance and, accordingly, reinforces the company’s pay for performance philosophy. As a result, the financial performance component of the plan resulted in a payout of 33.8 percent, compared with the target of 55 percent.
The table below shows the threshold, target, and maximum levels, weighting, and plan payout percentage for each of the 2025 performance measures, which resulted in the plan funding at 80 percent of target for our NEOs.

	2025
	Annual Incentive Plan Information
Performance Measures	Weight (% of Total Plan Payout)	Performance Level				Adjusted Target % Achieved	Final Funding % of Total
		Threshold	Target	Maximum	Actual Achieved As Adjusted

Financial (55%) (1)
Net Income ($ in millions)	55%	$201.2	$223.6	$268.3	$220.1	61.5	33.8

Safety (15%) (2)
Lost Time Incident Rate	10%	13	7	—	9	60.0	6.0
Safety Training Completion	5%	99%	100%	100%	100%	100.0	5.0

Reliability (15%) (3)
SAIDI (excluding major event days)	10.0%	136	101	88	99.5	100.0	10.0
Gas – Leaks per 100 Miles of Main	5.0%	12.7	9.7	5.9	8.5	140.0	7.0

Customer Satisfaction (15%) (4)
J.D. Power Residential Electric Survey Performance Ranking	7.5%	14	8	1	5	133	10.0
J.D. Power Residential Gas Survey Performance Ranking	7.5%	14	8	1	8	100	7.5

				TOTAL FUNDING PERCENTAGE			80
(1)Financial. The net income target is based upon the Board approved budget for the plan year, and the actual achieved is determined by what is reported in our annual report on Form 10-K for the plan year. The Adjusted Target % Achieved and the Funding % of Total include the discretionary adjustments to net income approved by the Board and described above.
(2)Safety.
Lost Time Incident Rate is calculated according to OSHA standards. OSHA specifically defines what workplace injuries and illnesses should be recorded and, of those recorded, which must be considered lost time incidents. We use Edison Electric Institute (EEI) peer benchmarking to determine our threshold, target, and maximum performance levels.
Safety Training Completion includes completion of assigned safety training for all employees through an internal education portal and is calculated by dividing the difference of total courses assigned less total courses overdue by the total courses assigned.
(3)Reliability.
SAIDI (excluding major event days). System Average Interruption Duration Index (SAIDI) is a system reliability index used by us and participating Institute of Electrical and Electronic Engineers, Inc. (IEEE), utilities to measure the duration of interruptions on a utility’s electric system. SAIDI indicates the total duration of interruption for the average customer during a predefined period of time. The threshold level for SAIDI, excluding major event days, was set at IEEE second quartile performance average of medium sized companies; the target level is our five-year SAIDI average; and the maximum level represents an improvement of one percent over our best SAIDI performance of the last five years. The SAIDI targets reflect the anticipated impact of wildfire operations.
    Leaks per 100 Miles of Main. This natural gas reliability metric assesses the overall performance of the Company’s natural gas system. The threshold level was set at the American Gas Association second quartile five-year average; the target level was set at our four-year average performance; and the maximum level was set at the American Gas Association first quartile, five-year average.
(4)Customer Satisfaction. Our customer satisfaction metrics are measured by the broadly utilized J.D. Power residential electric and gas customer satisfaction surveys and studies, which include the following components: communications, corporate citizenship, billing and payment, price, power quality and reliability (electric) or field service (gas) and customer service. The threshold, target, and maximum levels represent the Company’s J.D. Power rank versus mid-sized investor-owned utility peers.

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Compensation Discussion and Analysis
(4) Individual Performance Multiple
After the Compensation Committee determines the plan funding percentage, an individual performance multiple is determined for each executive, which is factored into the incentive payout calculation. The determination of the individual performance multiple for the NEOs other than the CEO is based on an evaluation by the CEO of the 2025 performance of such NEOs and other executive officers. Following this evaluation, the CEO informed the Compensation Committee of the individual performance multiples for such NEOs and other executive officers.
For the CEO, the Compensation Committee determined his individual performance multiple based on the achievement of the CEO’s goals for 2025, which were previously established by the Compensation Committee in consultation with the CEO.
A pay multiple of 1.00 indicates 2025 goals were met, while a multiple above 1.00 indicates extraordinary performance for the year. For 2025, the Compensation Committee determined that the CEO had met the 2025 goals and assigned a multiple of 1.00 for his individual performance. The CEO assigned a multiple of 1.00 to each of the individual performance multiples for the other NEOs, as reflected in the table below.

	2025
Name	Base Salary ($)	Target Cash Incentive, as % of Base Salary	Funding Percentage (%)	Individual Performance Multiple	Actual Cash Incentive, as % of Base Salary	Cash Incentive Award ($)
Brian Bird	929,250	100%	80%	1.00	80.0%	743,400
Crystal Lail	516,250	75%	80%	1.00	60.0%	309,750
Shannon Heim	382,025	50%	80%	1.00	40.0%	152,810
Bobbi Schroeppel	361,375	45%	80%	1.00	36.0%	130,095
John Hines	356,213	45%	80%	1.00	36.0%	128,237
Long-Term Equity Incentive Awards
The Equity Compensation Plan authorizes several types of stock-based awards, including restricted stock and a variety of performance-based awards. In 2025, the Compensation Committee granted two types of long-term equity incentive awards to our executives under the Equity Compensation Plan: (1) LTIP performance share units which are earned (from 0 percent to 200 percent of target) based upon the satisfaction of specified performance metrics over a three-year, cliff-vesting performance period; and (2) LTIP restricted share units with cliff vesting in full after a three-year restricted period. Our 2025 LTIP awards are payable, if and when earned, in shares of our common stock. Because payout will be made in shares of common stock, the ultimate value of the awards will be dependent upon the changing value of the Company’s common stock in the market.
LTIP Performance Share Units. The Compensation Committee determines the terms and restrictions applicable to grants of LTIP performance share units. After the Company’s financial results are available for the prior year,  Compensation Committee approves the annual grant of LTIP performance share units. The awards of LTIP performance share units are intended to provide a link between executive officer compensation and long-term financial performance, as reflected in changes in our stock price, and to motivate and reward achievement of pre-established corporate financial goals and relative TSR. The Compensation Committee believes that annual grants of LTIP performance share units motivate participants to focus on long-term, sustainable improvement in shareholder value. By tying the award payout to financial performance and continued service over a three-year vesting period, the Compensation Committee has ensured that the ultimate value of the award is dependent upon the value of our stock.
During the past five performance periods, the performance measures for the LTIP performance share unit awards included (1) a combined financial metric comprised of ROAE and average EPS growth, contributing 50 percent of the payout, and (2) TSR relative to our peer group, also contributing 50 percent of the payout. For those five performance periods, the table on the following page displays the overall payout expressed as a percentage of target.

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Compensation Discussion and Analysis

Historical Funding of LTIP Performance Share Units (as a percentage of target)
2019-2021	2020-2022	2021-2023	2022-2024	2023-2025
72.7%	20%	27.5%	73.8%	102.8%
LTIP Restricted Share Units. Like the awards of LTIP performance share units, the awards of LTIP restricted share units are intended to provide a link between executive officer compensation and long-term shareholder interests as reflected in changes in our stock price, and the Compensation Committee believes that making an annual grant of LTIP restricted share units motivates participants to focus on long-term, sustainable improvement in shareholder value. By tying the award payout to continued service over a three-year vesting period, the Compensation Committee has ensured that the ultimate value of the award is dependent upon the value of our stock.
ERRP Restricted Share Units. In 2022, the Compensation Committee approved the last grant of annual ERRP restricted share units which began in 2011. Historically, we used the ERRP awards to bring the amount of long-term incentive compensation of our executives in line with the median of our peers, while simultaneously encouraging executive retention with a five-year cliff vesting component and providing retirement benefits. However, the ERRP restricted share units were not comparable to any other compensation component used by our peers or the market, and the Compensation Committee determined to replace such awards in 2024 with a cash based supplemental retirement contribution.
Two prior ERRP restricted share unit awards remain outstanding and will continue to vest, subject to satisfaction of any performance metric with respect to such awards, over the next two years. Further details concerning these ERRP awards are provided below in Vesting of 2020 Executive Retention / Retirement Program Grants in 2025.
2025 Long-Term Incentive Program Grants
In February 2025, the Compensation Committee approved grants under our LTIP to approximately 75 participants, including our NEOs, other executive officers, and certain other employees. The target LTIP opportunities for each executive officer are derived from the 2025 peer group and competitive survey data and from the Compensation Committee’s judgment on the internal equity of the positions and scope of job responsibilities. To determine the target value of each executive officer’s overall LTIP grants (which are split 70/30 between performance share units and restricted share units), the Compensation Committee considered the range for comparable roles within our peer group, with consideration given to the strategic value of each position. Based on these considerations, in 2025, the Compensation Committee continued the same targeted opportunity (expressed as a percentage of base salary) associated with the LTIP grants for each of our named executive officers (except the CEO) to maintain market alignment of overall compensation. The Compensation Committee slightly increased the targeted opportunity of our CEO, Mr. Bird, to continue the transition of his compensation following his 2023 promotion to CEO and to align his total compensation with the market median.
Each executive officer’s targeted LTIP opportunity for 2025 is divided to account for the 70/30 split and then converted into specific LTIP performance share unit grants and restricted share unit grants by dividing the total targeted value (the targeted percentage of base salary) by the applicable weighted average fair value of a share of our stock on the grant date, less the present value of expected dividends. The resulting calculation represents the number of LTIP performance share units and restricted share units that were granted and will vest on December 31, 2027, if employment continues through the three-year restricted period and, with respect to the performance share units, all performance goals are met at the target performance level.
The target equity opportunities (value at target and number of shares) for the 2025 grants of LTIP performance share units and restricted share units are shown in the table on the following page. The table also shows the changes to the overall target LTIP opportunities (expressed as a percentage of base salary) from 2024 to 2025.

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Compensation Discussion and Analysis

				70% Performance Share Units		30% Restricted Share Units
Name	2024 Base Salary (%)	2025 Base Salary (%)	2025 Target LTIP Opportunity ($)	Target Value ($)	Target Units (#) (1)	Target Value ($)	Target Units (#) (2)
Brian Bird	290	300	$2,700,000	1,890,004	38,026	810,018	17,334
Crystal Lail	125	125	$625,000	437,486	8,802	187,481	4,012
Shannon Heim	95	95	$351,500	246,079	4,951	105,470	2,257
Bobbi Schroeppel	65	65	$227,500	159,248	3,204	68,273	1,461
John Hines	65	65	$224,250	157,011	3,159	67,291	1,440

(1) Based on a weighted average grant date fair value of $49.70, which was calculated using (a) the closing stock price of $54.12 on February 12, 2025, less the present value of estimated dividends of $0.66 per quarter, using a three-year treasury bond yield and (b) a Monte Carlo valuation.

(2) Based on a grant date fair value of $46.73, which was calculated using the closing stock price of $54.12 on February 12, 2025, less the present value of estimated dividends of $0.66 per quarter, using a three-year treasury bond yield.

LTIP Performance Share Units. After the performance period, the Compensation Committee calculates the actual Company performance relative to the performance goals which determines the number of LTIP performance share units that vest based on such performance. Depending on performance, the exact number of performance share units that vest will vary from zero to 200 percent of the target award. In addition, the value of the award on payout will depend on the market price of our common stock on the date of payout.
The performance goals for these performance share unit awards are independent of each other. Vesting of awards also is contingent on maintaining investment grade secured and unsecured credit ratings. The performance measures for the 2025 LTIP performance share unit awards included (1) a combined financial metric comprised of ROAE and average EPS growth, contributing 50 percent of the payout, and (2) TSR relative to our peer group, also contributing 50 percent of the payout.
The ROAE and simple average EPS growth levels are tied to management performance as these goals relate to revenue enhancement and cost containment. TSR is determined by our common stock price change and dividends paid over the performance period. We then compare our TSR with the TSR achieved by each of our 2025 peers over the same three-year period and determine our ranking.
LTIP Restricted Share Units. After the three-year restricted period, the LTIP restricted share units will vest, and the actual value of the award payout will depend on the market price of our common stock on the date of vesting.
Vesting of 2023 Long-Term Incentive Program Restricted and Performance Share Units in 2025
In February 2023, the Compensation Committee approved grants of LTIP restricted share units subject to a three-year restricted period and performance share units, subject to a three-year performance period. The 2023 LTIP restricted and performance share unit grants vested on December 31, 2025. The restricted share unit grants vested at 100 percent at the conclusion of the restricted period.
The performance share units were subject to performance goals which were independent of each other and equally weighted. The table below summarizes the performance measures which governed these 2023 grants.

Performance Measures — 2023-2025	Threshold	Target	Maximum	Actual
Financial Goals – 50%
ROAE	7.15%	7.60%	8.05%	7.42%
Simple Average EPS Growth	0.7%	3.2%	5.7%	1.2%
Market Goal – 50%
Relative TSR Average vs. Peers	13th	7th	1st	5th
Our relative TSR metrics for the 2023 LTIP performance share unit grants were established at levels higher than many of our peers, according to a market analysis conducted by WTW at the time the grants were approved. At the conclusion of the performance period, the Compensation Committee calculated the Company’s performance

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Compensation Discussion and Analysis
relative to the above goals during the three-year performance period to determine the vesting percentage for the 2023 LTIP performance share unit grants.
For the financial goals related to the 2023 LTIP performance share unit grants, our Compensation Committee relied upon the same adjustments to the 2025 financial performance described in the Annual Cash Incentive Awards section above. Reflecting such adjustments, ROAE was 7.4 percent and simple average EPS growth was 1.2 percent. This financial performance resulted in a 20.3 percent vesting percentage for that half of the program. For our market goal, TSR was 25.0 percent, resulting in a ranking of 5th out of 13 with respect to our 2023 peers, and contributing 52.5 percent with respect to that half of the program.
For purposes of our 2023 LTIP, we calculated TSR by comparing the 20-day average share price around the beginning and end of the performance period (plus the cumulative dividends) of us and our 2023 peers. Our Compensation Committee believes this calculation of the share price results in a more accurate reflection of return for the period that is less impacted by stock market activity on the first and last days of the performance period.
Based on the calculation of these performance measures, the 2023 LTIP performance unit grants vested at 72.8 percent. The table below sets forth the results with respect to each of the performance measures applicable to the 2023 LTIP performance share unit grants and the corresponding contributions to the vesting percentage.

Performance Measures — 2023-2025	Result	Weight	Vesting
Financial Goals – ROAE and Simple Avg. EPS Growth	58.1%	50.0%	20.3%
Market Goal – TSR	150.0%	50.0%	52.5%
		TOTAL	72.8%
The table below shows the number of shares awarded for the 2023 LTIP restricted and performance share unit grants and the number of shares paid out in 2025 with respect to such grants for our NEOs, based on the combined vesting of the restricted and performance share units at 102.8 percent.

	Vesting of 2023 Restricted and Performance Unit Grants
Name	Units at Grant Date (#)	Vesting Percentage (%)	Units upon Vesting (#)
Brian Bird	29,407	102.8%	30,230
Crystal Lail	8,719	102.8%	8,963
Shannon Heim	4,181	102.8%	4,298
Bobbi Schroeppel	3,472	102.8%	3,569
John Hines	3,486	102.8%	3,584
2020 Executive Retention / Retirement Program Grants
In December 2020, the Compensation Committee approved grants of ERRP restricted share units, subject to a five-year performance period from 2021 to 2025. The 2020 ERRP restricted share unit grants contained a financial performance metric that required the Company to achieve net income during any three of the five years during the performance period that exceeded the Company’s net income for 2020. As summarized in the following table, the Company satisfied the performance metric.

Net Income (millions)
2020	2021	2022	2023	2024	2025
$155.2	$186.8	$183.0	$194.1	$224.1	$181.1
As a result, the 2020 ERRP restricted share unit grants vested on December 31, 2025. The table on the next page indicates, for each of our NEOs, the number of 2020 ERRP restricted share units which were granted and the grant date fair value.

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Compensation Discussion and Analysis

	2020 Executive Retention / Retirement Program Grants
Name	Granted (#) (1)	Grant Date Fair Value ($) (2)	Vested (#)	Value at Vesting ($)
Brian Bird	2,587	140,241	2,587	166,965
Crystal Lail	1,260	68,305	1,260	81,320
Shannon Heim	—	—	—	—
Bobbi Schroeppel	1,335	72,370	1,335	86,161
John Hines	1,354	73,400	1,354	87,387
(1)    Ms. Heim became an executive (and NEO) following the Company’s discontinuation of the ERRP.
(2)    Based on a grant date fair value of $44.57, which was calculated using the closing stock price of $56.45 on December 22, 2020, less the present value of expected dividends, calculated using a 0.37 percent five-year Treasury rate and assuming quarterly dividends of $0.60 for the five-year vesting period, based on announced planned dividend of $2.40 per share for 2020.
2025 Vesting of Restricted Common Stock Grant
In 2022, our Board appointed Brian Bird to become President and CEO, effective upon the January 1, 2023, retirement of our prior CEO, Bob Rowe. As part of Mr. Bird’s promotion to CEO, our Board granted Mr. Bird a one-time CEO promotion award of restricted common stock in December 2022, half of which vested on December 13, 2025, and the other half of which is scheduled to vest on December 13, 2026. The table below summarizes the award.

	2022 CEO Promotion Restricted Common Stock Grant
Name	Value at Grant Date ($)	Restricted Common Stock Shares (#) (1)
Brian Bird	$800,022	15,905
(1)Based on a grant date fair value of $50.30, which was calculated using the closing stock price of $58.51 on December 13, 2022, less the present value of expected dividends, calculated using a 3.89 percent five-year Treasury rate and assuming quarterly dividends of $0.63 for 14 quarters, based on announced planned dividend of $2.52 per share for 2022.
On December 13, 2025, the first half of such award (7,953 shares) vested, and Mr. Bird received 4,824 shares, while the Company withheld 3,129 shares for tax withholding purposes. The value of the 7,953 shares was $539,532, based on the $67.84 closing stock price the first business day following vesting.
Other Pay Policies
Retirement and Other Benefits
Retirement benefits are offered to employees hired prior to January 1, 2009, through tax-qualified Company-funded pension plans and to employees through a 401(k) defined contribution plan. Both pension plans and 401(k) plans are common benefits provided in the utility and energy industry. Our executive officers, including the CEO, participate in some or all of these plans, and the terms governing the retirement benefits under these plans are the same as those available to substantially all employees. Our healthcare, insurance, and other welfare and employee-benefit programs are generally the same for substantially all employees, including the CEO and executive officers. We share the cost of health and welfare benefits with our employees, which is dependent on the benefit coverage option that each employee elects. Our executive officers do not receive any material perquisites or special benefits that differ materially from those available to employees generally.
Severance and Post-Termination Benefits
We provide severance and post-termination benefits to our executive officers under our severance plan. Severance and post-termination benefits are explained in detail under the 2025 Executive Pay—Pay After Employment Ends section, starting on page 54 of this proxy statement.
In addition, we provide severance benefits for our officers through our Key Employee Severance Plan and our Equity Compensation Plan. With respect to each NEO, the Key Employee Severance Plan provides for the payment of severance benefits in the event of an involuntary termination by the Company without cause or a voluntary termination of employment by the employee for good reason within 24 months after a change in control.

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Compensation Discussion and Analysis
The Equity Compensation Plan also addresses the treatment of future equity awards in the event of a change in control. If any such awards that are outstanding at the time of a change in control are not assumed or substituted by the successor corporation following the change in control, such awards will vest in full at target level immediately prior to the change in control. Alternatively, any such awards that are outstanding at the time of a change in control but that are assumed or substituted by the successor corporation, to the extent not previously vested or forfeited, will vest in full at the target level immediately prior to an “involuntary termination” (as defined in the Equity Compensation Plan) of the participant that occurs within 24 months after the change in control.
Retention Pool
The Merger Agreement permits each of NorthWestern Energy and Black Hills to implement a retention program, under a framework to be mutually agreed by the entities, in order to provide a compelling long-term financial incentive and to retain their respective key employees following the signing of the Merger Agreement through consummation of the Merger. While our retention pool should equal $11.25 million in the aggregate, no awards under such pool have been allocated to our executive officers or NEOs as of the date of this proxy statement. Our executive officers, including the NEOs, are eligible for such allocations, which will be made, if at all, by our CEO (or his designee) prior to consummation of the Merger.
Non-qualified Deferred Compensation
The Company provides a non-qualified deferred compensation plan, which is intended to be an unfunded plan. The Officer Deferred Plan allows eligible officers to defer up to 100 percent of certain compensation, including base salary (subject to compliance with Section 409A of the Internal Revenue Code compensation limit), short-term incentive awards, and awards earned under our Equity Compensation Plan. Participants in the Officer Deferred Plan may elect to have deferrals credited to their account in Company stock (in the form of deferred share units issued under the Equity Compensation Plan) or cash investment options that substantially mirror the qualified employee 401(k) plan investment options; however, a participant’s deferral of any equity compensation must be credited to their account in Company stock (in the form of deferred share units issued under the Equity Compensation Plan).
In 2023, the Company amended the Officer Deferred Plan to allow the Company to make discretionary contributions to certain eligible participants. As a result, the Company discontinued the ERRP in 2023 and replaced ERRP awards in 2024 with discretionary supplemental retirement contributions awarded to its executive officers under the Officer Deferred Plan. The amendment to permit discretionary contributions moved the Company toward a market-based approach with respect to supplemental retirement benefits for its executives, without needing to adopt an inflexible supplemental executive retirement plan used by many of the Company’s peers.
The value of the Company’s 2025 discretionary contributions ranged from 60 percent of base salary for our CEO to 30 percent of base salary for our CFO to 20 percent of base salary for each of our other executive officers. These were the same percentages previously used with respect to ERRP awards. Additional details concerning these 2025 discretionary contributions are available in connection with the Non-qualified Deferred Compensation table provided in the 2025 Executive Pay—Pay After Employment Ends section of this proxy statement beginning on page 54.
The value of each deferred compensation account is adjusted periodically to reflect the gains, losses, and dividends associated with the designated investments. Officer Deferred Plan participants do not pay income taxes on amounts deferred or earnings thereon until those amounts are distributed from the Officer Deferred Plan. A participant’s benefits under the Officer Deferred Plan are fully vested, subject to any conditions associated with a discretionary contribution, and are payable after terminating employment. Benefits are paid in a lump sum (cash for cash deferrals and stock for stock deferrals) unless (a) a participant elects annual installments or (b) the Company has specified a different installment schedule in connection with a discretionary contribution.
No Employment Agreements
We currently do not have employment agreements with any of our executives. We generally believe that ongoing employment agreements are not necessary to retain talented executives; however, agreements may be appropriate on a case-by-case basis. Due to the changing marketplace in which we compete for talent, the Compensation Committee regularly reviews this practice to help ensure that we remain competitive in our industry.

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Compensation Discussion and Analysis
Clawback of Incentive Compensation
In October 2023, the Company adopted its Policy for the Recovery of Erroneously Awarded Compensation (Clawback Policy) that is intended to satisfy the requirements of Listing Rule 5608 of Nasdaq that was adopted to implement Rule 10D-1 under the Securities Exchange Act of 1934. The Clawback Policy provides that the Company will recover from each executive officer, reasonably promptly following an accounting restatement, the amount of Incentive-based Compensation (as defined in the Clawback Policy) that exceeds the amount of Incentive-based Compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid.
Timing of Stock Options and Share Appreciation Rights
We do not grant stock options and share appreciation rights; therefore, we do not have a formal policy regarding the timing of such awards granted to our NEOs in anticipation of the release of material, non-public information.
Insider Trading Policy
We have adopted insider trading policies and procedures applicable to our directors, officers, and employees, and have implemented processes for the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and Nasdaq’s listing standards. A copy of our policy for insider trading is filed as Exhibit 19 to our Form 10-K for the fiscal year ended December 31, 2025.
Tax Treatment of Certain Compensation
Section 162(m) of the Internal Revenue Code limits the Company’s ability to deduct executive compensation paid to certain NEOs (and, beginning in 2018, certain former executive officers) to $1 million per year.
The Compensation Committee believes that the tax deduction limitation should not compromise our ability to establish and implement incentive programs that support the compensation objectives discussed above. Accordingly, achieving these objectives and maintaining required flexibility in this regard may result in payments of compensation or grants of awards that are not deductible for federal income tax purposes. The Compensation Committee reserves the right to pay compensation that exceeds Section 162(m)’s deductibility limit.
Compensation Committee Report
The Compensation Committee reviewed and discussed the CD&A with management. Based on this, it recommended to the Board that the CD&A be included in the proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2025.
Compensation Committee
Mahvash Yazdi, Chair        Britt Ide
Sherina Maye Edwards
2025 Executive Pay
In this section, the tables, footnotes, and narratives provide information regarding the compensation, benefits, and equity holdings in the Company for the NEOs during the years ended December 31, 2025, 2024, and 2023. Please refer to the Compensation Discussion and Analysis on the previous pages for a description of our executive pay program necessary to gain an understanding of the information disclosed in this section.

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2025 Executive Pay
2025 Summary Compensation Table
The table below sets forth the compensation earned by our NEOs during 2025, 2024, and 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compen- sation ($) (3)	Total ($)
Brian Bird
President and Chief Executive Officer	2025	921,263	2,700,022	743,400	41,647	610,413	5,016,745
	2024	873,077	2,320,016	1,044,000	29,203	544,793	4,811,089
	2023	794,519	1,600,000	616,000	34,619	65,464	3,110,602
Crystal Lail
Vice President and Chief Financial Officer	2025	511,813	624,967	309,750	41,881	208,519	1,696,930
	2024	493,101	592,947	435,000	6,161	212,926	1,740,135
	2023	457,716	474,375	237,425	23,479	64,249	1,257,244
Shannon Heim
General Counsel and Vice President, Federal Gov't Affairs	2025	378,741	351,549	152,810	—	134,939	1,018,039
	2024	364,615	332,498	171,680	—	132,284	1,001,077
	2023	347,369	227,500	121,275	—	73,966	770,110
Bobbi Schroeppel
Vice President – Customer Care, Communications and HR	2025	358,269	227,520	130,095	50,672	142,237	908,793
	2024	344,347	213,843	182,700	16,836	134,731	892,457
	2023	325,187	188,900	101,333	33,634	86,529	735,583
John Hines
Vice President – Supply / Montana Govt Affairs	2025	353,151	224,303	128,237	126,134	109,639	941,464
	2024	341,065	214,745	193,597	71,969	108,511	929,887
	2023	326,553	189,694	101,758	123,663	42,373	784,041
(1)These values reflect the grant date fair value of these awards as calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation, and do not represent earned or paid compensation as the shares are subject to performance and vesting conditions. The values in the table above assume payout at target (100 percent) based on grant date fair value. With respect to the LTIP performance units reflected above, the exact number of shares issued will vary from zero to 200 percent of the target award, depending on actual Company performance relative to the performance goals. See Note 17 to the consolidated financial statements in our 2025 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards. The value of awards granted in 2025 (LTIP performance units and LTIP restricted units) for each NEO assuming a maximum payout (with respect to the LTIP performance units) based on grant date fair value would be $4,590,026 for Mr. Bird; $1,062,452 for Ms. Lail; $597,629 for Ms. Heim; $386,769 for Ms. Schroeppel; and $381,315 for Mr. Hines.
(2)These amounts are attributable to a change in the value of each individual’s defined benefit pension account balances during the applicable year and do not represent earned or paid compensation. Pension values are dependent on many variables including years of service, earnings and actuarial assumptions. Our pension plans were closed prior to Ms. Heim joining the Company; therefore, she is not a participant in a pension plan.
(3)The following table identifies the items included in the “All Other Compensation” column for 2025. Employee benefits include employer contributions, as applicable, for health benefits (medical, dental, vision, employee assistance plan and health savings account), group term life and 401(k) plan, which are generally available to all employees on a nondiscriminatory basis. Life insurance also includes imputed income consistent with IRS guidelines for coverage amounts in excess of $50,000 for each of the NEOs. The discretionary supplemental retirement contributions are described in the 2025 Executive Pay—Pay After Employment Ends section of this proxy statement. Mr. Bird’s other income includes imputed income for executive physicals including the associated gross up for taxes. Ms. Schroeppel’s other income includes imputed income for executive physicals including the associated gross up for taxes and a non-cash taxable award including the associated gross up for taxes. Mr. Hines’ other income includes imputed income for executive physicals including the associated gross up for taxes .

	Health Benefits	Life Insurance	401(k) Contributions	Discretionary Supp. Retirement Contribs.	Other Income	Total All Other Compensation
Brian Bird	$21,149	$7,459	$38,500	$540,000	$3,305	$610,413
Crystal Lail	21,149	2,370	35,000	150,000	—	208,519
Shannon Heim	24,802	1,137	35,000	74,000	—	134,939
Bobbi Schroeppel	27,446	3,875	38,500	70,000	2,416	142,237
John Hines	19,603	4,842	14,000	69,000	2,194	109,639

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2025 Executive Pay

2025 Grants of Plan-Based Awards
The table below shows the range of each NEO’s annual and long-term incentive award opportunities granted for the fiscal year ended December 31, 2025. The narrative following the table describes the terms of each incentive award opportunity.

Name	Grant Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards (2) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian Bird
Annual Cash Incentive	—	—	929,250	1,812,038	—	—	—	—	—
LTIP Performance Units	2/13/2025	—	—	—	—	38,026	76,052	—	1,890,004
LTIP Restricted Share Units	2/13/2025	—	—	—	17,334	17,334	17,334	—	810,018
Crystal Lail
Annual Cash Incentive	—	—	387,188	755,017	—	—	—	—	—
LTIP Performance Units	2/13/2025	—	—	—	—	8,802	17,604	—	437,485
LTIP Restricted Share Units	2/13/2025	—	—	—	4,012	4,012	4,012	—	187,481
Shannon Heim
Annual Cash Incentive	—	—	191,013	372,475	—	—	—	—	—
LTIP Performance Units	2/13/2025	—	—	—	—	4,951	9,902	—	246,079
LTIP Restricted Share Units	2/13/2025	—	—	—	2,257	2,257	2,257	—	105,470
Bobbi Schroeppel
Annual Cash Incentive	—	—	162,619	317,107	—	—	—	—	—
LTIP Performance Units	2/13/2025	—	—	—	—	3,204	6,408	—	159,248
LTIP Restricted Share Units	2/13/2025	—	—	—	1,461	1,461	1,461	—	68,273
John Hines
Annual Cash Incentive	—	—	160,296	312,577	—	—	—	—	—
LTIP Performance Units	2/13/2025	—	—	—	—	3,159	6,318	—	157,012
LTIP Restricted Share Units	2/13/2025	—	—	—	1,440	1,440	1,440	—	67,291
(1)    Reflects possible payout range of 2025 performance units and restricted share units awards. The performance units granted on February 13, 2025, have a weighted average grant date fair value of $49.70. The restricted share units granted on February 13, 2025, have a weighted average grant date fair value of $46.73.
(2)    These values reflect the grant date fair value of these awards as calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation, and do not represent earned or paid compensation as the shares are subject to performance and vesting conditions. The values in the table above reflect grant date fair value assuming payment at target. See Note 17 to the consolidated financial statements in our 2025 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards.
Non-equity Incentive Plan Awards
Non-equity incentive plan compensation includes amounts earned under the NorthWestern Energy 2025 Annual Incentive Plan. Such amounts relate to 2025 performance and are paid in mid-March 2026. The Compensation Committee reviewed 2025 performance against plan targets and approved a plan payout of
80 percent, as discussed in the Compensation Discussion and Analysis—Pay Components—Annual Cash Incentive Awards section, starting on page 41 of this proxy statement.

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Equity Incentive Plan Awards
As previously discussed in the Compensation Discussion and Analysis—Pay Components—Long-Term Performance-Based Equity Incentive Awards section in this proxy statement, the Board approved granting performance units and time-based restricted share units in 2025 under the Equity Compensation Plan. The values of the stock awards included in the table on the previous page reflect the grant date fair value of these awards as calculated utilizing the provisions of Accounting Standards Codification 718, Stock Compensation, and do not represent earned or paid compensation as the shares are subject to performance and vesting conditions. For the 2025 performance unit awards, the exact number of shares issued upon vesting will vary from zero to 200 percent of the target award, depending on actual Company performance relative to the performance goals. In addition, the value of a performance unit award (if earned) and a restricted share unit award on the vesting date, based on the fair market value of our stock on that future date, likely will differ from the value on the grant date, which is based on the fair market value of a share of our stock and, with respect to a performance unit award, is based on the target amount for such award. See Note 17 to the consolidated financial statements in our 2025 Annual Report on Form 10-K for further information regarding assumptions underlying the valuation of equity awards.
Percentage of Salary Compared to Total Compensation
For 2025, base salary for the NEOs accounted for approximately 20 to 40 percent of total direct compensation (i.e., salary plus targeted annual and long-term incentive compensation), while incentive compensation accounted for roughly 60 to 80 percent of total direct compensation, assuming achievement of a target level of performance for each NEO.
2025 Stock Vested
The table below shows the number of shares acquired and the dollar amounts realized during 2025 pursuant to the vesting of prior equity-based awards.

	Stock Awards
Name	LTIP Shares Acquired on Vesting (#) (1)	Value Realized on LTIP Vesting ($)	ERRP Shares Acquired on Vesting (#) (2)	Value Realized on ERRP Vesting ($)	Restricted Shares Acquired on Vesting (#) (3)	Value Realized on Restricted Shares Vesting ($)	Total Shares Acquired on Vesting (#)	Total Value Realized ($)
Brian Bird	30,230	1,951,070	2,587	166,965	7,953	513,287	40,770	2,631,322
Crystal Lail	8,963	578,481	1,260	81,320	—	—	10,223	659,801
Shannon Heim	4,298	277,397	—	—	—	—	4,298	277,397
Bobbi Schroeppel	3,569	230,357	1,335	86,161	—	—	4,904	316,518
John Hines	3,584	231,286	1,354	87,387	—	—	4,938	318,673
(1)     LTIP Shares vested consist of restricted share and performance units for the 2023 – 2025 performance period that vested on December 31, 2025, at a performance level of 102.8 percent. We determined the value realized for the vesting of these shares using the fair market value of our common stock on the December 31, 2025, vesting date, which was $64.54.
(2)    Ms. Heim became an executive (and NEO) following the Company’s discontinuation of the ERRP.
(3)    As part of Mr. Bird’s promotion to CEO, our Board granted Mr. Bird a one-time CEO promotion award of restricted common stock in December 2022, half of which vested on December 13, 2025, and the other half of which is scheduled to vest on December 13, 2026.

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Outstanding Equity Awards at 2025 Fiscal Year-End
The table below contains information regarding outstanding equity-based awards, including the potential dollar amounts realizable with respect to the awards for each NEO. Dividends are not paid or accrued on any unvested awards.

			Stock Awards
Type of Award		Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Brian Bird
2025 LTIP RSU	(2)	2/12/2025	17,334	1,118,736
2025 LTIP PSU	(3)	2/12/2025			76,052	4,908,396
2024 LTIP RSU	(2)	2/14/2024	17,652	1,139,260
2024 LTIP PSU	(3)	2/14/2024			77,788	5,020,438
CEO RS Award		12/13/2022	7,952	513,222
2022 ERRP	(4)	12/13/2022	4,927	317,989
2021 ERRP	(5)	12/14/2021			3,465	223,631
Crystal Lail
2025 LTIP RSU	(2)	2/12/2025	4,012	258,934
2025 LTIP PSU	(3)	2/12/2025			17,604	1,136,162
2024 LTIP RSU	(2)	2/14/2024	4,512	291,204
2024 LTIP PSU	(3)	2/14/2024			19,880	1,283,055
2022 ERRP	(4)	12/13/2022	2,631	169,805
2021 ERRP	(5)	12/14/2021			2,166	139,794
Shannon Heim
2025 LTIP RSU	(2)	2/12/2025	2,257	145,667
2025 LTIP PSU	(3)	2/12/2025			9,902	639,075
2024 LTIP RSU	(2)	2/14/2024	2,530	163,286
2024 LTIP PSU	(3)	2/14/2024			11,148	719,492
Bobbi Schroeppel
2025 LTIP RSU	(2)	2/12/2025	1,461	94,293
2025 LTIP PSU	(3)	2/12/2025			6,408	413,572
2024 LTIP RSU	(2)	2/14/2024	1,627	105,007
2024 LTIP PSU	(3)	2/14/2024			7,170	462,752
2022 ERRP	(4)	12/13/2022	1,339	86,419
2021 ERRP	(5)	12/14/2021			1,395	90,033
John Hines
2025 LTIP RSU	(2)	2/12/2025	1,440	92,938
2025 LTIP PSU	(3)	2/12/2025			6,318	407,764
2024 LTIP RSU	(2)	2/14/2024	1,634	105,458
2024 LTIP PSU	(3)	2/14/2024			7,200	464,688
2022 ERRP	(4)	12/13/2022	1,344	86,742
2021 ERRP	(5)	12/14/2021			1,415	91,324
(1)    Values were calculated based on a $64.54 closing price of our common stock on December 31, 2025.
(2)    The 2024 and 2025 LTIP restricted share unit awards do not have any performance criteria and will vest, respectively, on December 31, 2026, and December 31, 2027, subject to the recipient’s continued employment through such date.
(3)    The LTIP performance share units granted in February 2024 and 2025 will vest, if at all, on December 31, 2026, and 2027, respectively, subject to the satisfaction of the applicable performance and market criteria and generally subject to the recipient’s continued employment through such date. Based on performance through December 31, 2025, we are above target for payout of the 2024 and 2025 grants. As required by the SEC’s disclosure rules, the number of units and payout value shown for the 2024 and 2025 grants assume maximum performance (200 percent).
(4)    The 2022 ERRP award does not have any performance criteria and will vest on December 31, 2027, subject to the recipient’s continued employment through such date.
(5)    The performance-based restricted share units granted under the ERRP in December 2021 will vest on December 31, 2026 (such awards have not yet satisfied the applicable performance criteria), subject to the recipient’s continued employment through such date.
Pay After Employment Ends
We have two separate defined benefit pension plans that cover employees hired prior to January 1, 2009. The NorthWestern Energy Pension Plan is applicable to employees who began their employment in Montana, and the NorthWestern Corporation Pension Plan is applicable to employees who began their employment in South Dakota

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or Nebraska. The table below summarizes for each of our NEOs the years of credited service, present value of accumulated benefit, and any payments during the last fiscal year.
2025 Pension Benefits

Name		Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Brian Bird		NorthWestern Energy SD/NE Pension Plan	22.08	374,740	—
Crystal Lail		NorthWestern Energy SD/NE Pension Plan	22.93	177,424	—
Shannon Heim	(1)	—	—	—	—
Bobbi Schroeppel		NorthWestern Energy SD/NE Pension Plan	27.63	330,449	—
John Hines		NorthWestern Energy MT Pension Plan	21.00	1,160,674	—
(1)    Ms. Heim joined the Company after the pension plans were closed to new entrants and therefore is not eligible to participate.

We calculated the present value of accumulated benefits assuming benefits commence at age 65 and using the discount rate, mortality assumption, and assumed payment form consistent with those disclosed in Note 16 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2025. While we calculated the present values in the table above assuming that benefits commence at age 65, the table to the right summarizes the cash balance available if the individual had terminated service as of December 31, 2025.
Name	Cash Balance ($)
Brian Bird	380,322
Crystal Lail	222,126
Shannon Heim	—
Bobbi Schroeppel	363,858
John Hines	1,056,746

Under the NorthWestern Energy MT Plan, a participant’s account grows based upon (1) contributions we make once per year, and (2) interest credits at the rate of six percent per year. Our contributions range from (a) three percent to 12 percent for eligible compensation, plus (b) 1.5 percent to six percent for eligible compensation above one-half of the taxable social security wage base. Upon termination of employment, an employee who is at least 50 years old with five years of service may begin receiving a monthly annuity or defer receiving benefits until he or she is required to take a minimum distribution.
Under the cash balance formula of the NorthWestern Energy SD/NE Pension Plan, a participant’s account grows based upon (1) annual pay credits, and (2) annual interest credits based on the average federal 30-year Treasury Bill rate for November of the preceding year. Pay credits range from three percent to 7.5 percent for compensation below the taxable wage base, and such amounts are doubled for compensation above the taxable wage base. Upon termination of employment, an employee (or if deceased, his or her beneficiary) may elect to (a) defer receiving benefits until he or she is required to take a minimum distribution or (b) receive an early retirement benefit of either (i) a lump sum payment equal to the cash balance in the account or (ii) a monthly annuity if age 55 or greater. Mr. Bird currently is eligible for the lump sum early retirement option and the monthly annuity early retirement option.
For both pension plans, credited years of service are based on actual hire date, and pensionable earnings include base pay only. Mercer Human Resources Consulting, the actuary for our pension plans, calculates the present value of accumulated benefits using participant data provided by us.
Non-qualified Deferred Compensation
Elective Deferred Compensation. We implemented the Officer Deferred Plan in 2009. In 2025, Ms. Heim and Mr. Hines were the only NEOs who elected to defer compensation. The Officer Deferred Plan is discussed in the Compensation Discussion and Analysis—Other Pay Policies—Non-qualified Deferred Compensation section of this proxy statement.
ERRP Awards. Prior to the discontinuation of our ERRP, our executive officers received annual ERRP grants. The 2022 ERRP awards were the last grants under the program. ERRP awards vested over a five-year period and were to be paid following separation of service. Pursuant to the terms of ERRP award agreements, when a grant vests, our executive officers receive restricted share units, which we credit to a deferred compensation account for each executive officer. These restricted share units are not deferrals under our deferred compensation plan; however,

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the restricted share units are similar to deferred compensation because an executive officer cannot access the units until he or she is no longer our employee. For more details about our ERRP program, please refer to the Compensation Discussion and Analysis—Pay Components—Long-Term Performance-Based Equity Incentive Awards section in this proxy statement.
Discretionary Supplemental Retirement Contributions. Following discontinuation of our ERRP, the Company decided to move to a more market-based approach to providing supplemental retirement benefits for executives. The Company amended the Officer Deferred Plan to allow Company contributions, and, in 2024, the Company made its first discretionary supplemental retirement contributions to our executive officers. These discretionary contributions approximate the retirement benefits provided by our peers pursuant to traditional supplemental executive retirement plans, and the value of the discretionary contributions are the same percentages of base salary the company previously targeted with respect to ERRP awards.
In 2025, our CEO received a discretionary supplemental retirement contribution of 60 percent of his base salary, our CFO received a contribution of 30 percent of her base salary, and our other NEOs and executive officers received contributions of 20 percent of their respective base salaries.
The table below summarizes 2025 participation by our NEOs in the Officer Deferred Plan and the discretionary supplemental retirement contributions received by our NEOs in 2025. The “Registrant Contributions” column reflects the vesting of our 2020 ERRP awards and the amounts our NEOs received as discretionary supplemental retirement contributions.

	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($) (1)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance on December 31, 2025 ($) (3)
Brian Bird		706,965	79,258		2,064,825
Crystal Lail		231,320	18,084		474,507
Shannon Heim	47,922	74,000	7,163		258,474
Bobbi Schroeppel		156,161	21,084		523,058
John Hines	99,442	156,387	166,183		3,544,237
(1)    Registrant contributions for 2025 consist of (a) discretionary supplemental retirement contributions, which amounts are reported as compensation to such executive officer in the Summary Compensation Table as “All Other Compensation” and itemized as part of footnote 3 to the Summary Compensation Table, and (b) vesting of the 2020 ERRP grants, which amounts are reported in the 2025 Stock Vested table.
(2)    None of the earnings in 2025 are reported as compensation to such executive officer in the Summary Compensation Table.
(3)    Reflects the following amounts for each of the NEOs related to discretionary supplement retirement contributions made by the Company and reported as compensation to such executive officer in prior Summary Compensation Tables: Mr. Bird, $480,000; Ms. Lail, $142,313; Ms. Heim, $70,000; Ms. Schroeppel, $65,800; and Mr. Hines, $66,077. Also reflects the following amounts for each of the NEOs related to the ERRP that were reported as compensation to such executive officer in prior Summary Compensation Tables: Mr. Bird, $727,388; Ms. Lail, $165,358; and Ms. Schroeppel, $193,123. Mr. Hines was not an NEO prior to 2023, and no ERRP awards vested in 2023. Thus, he has not reported any ERRP compensation in prior Summary Compensation Tables. Ms. Heim became an executive (and NEO) following the Company’s discontinuation of the ERRP and, thus, none of the amounts reported in this column for Ms. Heim were reported in prior Summary Compensation Tables.
Termination or Change in Control Arrangements
We do not have severance agreements or golden parachute agreements. However, we do provide a Key Employee Severance Plan to certain employees, including our NEOs, covering involuntary terminations without cause or within 24 months of a change in control situation. In addition, our Equity Compensation Plan includes change-in-control provisions. Details regarding these arrangements follow.
The amounts described in the table on the following page do not reflect the terms of the Merger Agreement with Black Hills or the Chief Executive Agreement between Mr. Bird and Black Hills. Information regarding amounts payable in connection with the those agreements and the pending Merger are available in a separate proxy statement relating to the Merger. The payments that will be identified in the Merger proxy statement will differ from the information set forth in this proxy statement due to different disclosure requirements, time periods, and assumptions. The actual payments NEOs will receive, if any, may differ from the information set forth in the proxy statement relating to the Merger and from what is set forth on the following page.

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Key Employee Severance Plan
Our NEOs participate in our Key Employee Severance Plan. The Compensation Committee believes that it is appropriate for us to have a severance plan to provide a consistent means of addressing severance situations.
The Key Employee Severance Plan provides for the payment of severance benefits to NEOs, other executive officers, and certain other officers of the Company, in two situations — (1) involuntary termination without cause that is not within 24 months of a change in control or (2) either involuntary termination without cause or voluntary termination for good reason, within 24 months of a change in control. These severance benefits are subject to forfeiture or recoupment to the extent provided under the Clawback Policy, and the Key Employee Severance Plan does not provide severance benefits in connection with terminations for cause.
The severance benefits payable to our NEOs under the Key Employee Severance Plan consist of:
•Severance Payment: A lump-sum cash payment equal to (a) 2.5x annual base pay plus 2.5x targeted annual cash incentive for severance within 24 months following a change in control or (b) 2x annual base pay for the CEO and 1.5x annual base pay for the other NEOs for severance not within 24 months following a change in control;
•Interrupted Annual Bonus: A lump-sum cash payment equal to the amount of the annual cash incentive, pro-rated to the end of the month prior to separation of service and based on actual performance;
•Welfare Benefits: Reimbursement of COBRA premiums paid by the NEO during the 24-month period following the participant’s termination date; and
•Outplacement Services: Up to $20,000 of outplacement services during the 12-month period following the participant’s termination date.
The table below itemizes the amount of potential cash severance that would have been payable under the Key Employee Severance Plan, based on an involuntary termination without cause or a voluntary termination for good reason, occurring as of December 31, 2025, within 24 months following a change in control, including the amount that each NEO would be entitled to be reimbursed for outplacement expenses and reimbursement of costs for continuing coverage and other benefits under our group health, dental, and life insurance plans.

Name	Base Salary ($)	Targeted Annual Incentive ($)	2.5x Base Salary + 2.5x Targeted Annual Incentive ($)	Interrupted Annual Bonus ($) (1)	COBRA Premiums ($) (2)	Outplacement Services ($)	Amount of Potential Severance Benefit ($)
Brian Bird	929,250	929,250	4,646,250	851,813	38,610	20,000	5,556,673
Crystal Lail	516,250	387,188	2,258,595	354,922	39,364	20,000	2,672,881
Shannon Heim	382,025	191,013	1,432,595	175,095	58,905	20,000	1,686,595
Bobbi Schroeppel	361,375	162,619	1,309,985	149,067	56,914	20,000	1,535,966
John Hines	356,213	160,296	1,291,273	146,938	38,787	20,000	1,496,998
(1)    Calculated at 100 percent of target and prorated for 11 of 12 months pursuant to the terms of the Key Employee Severance Plan.
(2)    Amounts calculated using COBRA premiums in effect as of December 31, 2025.
The table on the following page itemizes the amount of potential cash severance that would have been payable under the Key Employee Severance Plan, based on no change in control and an assumed involuntary termination without cause occurring as of December 31, 2025, including the amount that each NEO would be entitled to be reimbursed for outplacement expenses and reimbursement of costs for continuing coverage and other benefits under our group health, dental, and life insurance plans.

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Name	Base Salary ($)	Targeted Annual Incentive ($)	2x Base Salary (CEO) / 1.5x Base Salary (other NEOs) ($)	Interrupted Annual Bonus ($) (1)	COBRA Premiums ($) (2)	Outplacement Services ($)	Amount of Potential Severance Benefit ($)
Brian Bird	929,250	929,250	1,858,500	851,813	38,610	20,000	2,768,923
Crystal Lail	516,250	387,188	774,375	354,922	39,364	20,000	1,188,661
Shannon Heim	382,025	191,013	573,038	175,095	58,905	20,000	827,038
Bobbi Schroeppel	361,375	162,619	542,063	149,067	56,914	20,000	768,044
John Hines	356,213	160,296	534,320	146,938	38,787	20,000	740,045
(1)    Calculated at 100 percent of target and prorated for 11 of 12 months pursuant to the terms of the Key Employee Severance Plan.
(2)    Amounts calculated using COBRA premiums in effect as of December 31, 2025.
Equity Compensation Plan Change in Control Provision
All outstanding equity awards were granted under our Equity Compensation Plan. In a change in control situation, the plan provides that either the vesting of awards will accelerate so that awards will vest as to the shares that otherwise would have been unvested, or the Compensation Committee will arrange or otherwise provide for the payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards.

The table to the right shows the amount of potential stock value that would have been received, based on (i) an assumed change in control date of December 31, 2025, (ii) outstanding equity awards at target payout, and (iii) a closing stock price on December 31, 2025, of $64.54. For a termination of service that does not involve a change in control, death, disability, or retirement, all outstanding equity awards granted under the Equity Compensation Plan are forfeited.
Name	Value of Accelerated Stock Vesting ($)
Brian Bird	8,277,255
Crystal Lail	2,069,346
Shannon Heim	988,236
Bobbi Schroeppel	813,914
John Hines	812,688
ERRP Restricted Share Units
Awards under our ERRP, as discussed in the Compensation Discussion and Analysis—Pay Components—Long-Term Performance-Based Equity Awards section in this proxy statement, if vested, will be paid out in shares of common stock of the Company over a five-year period following the participant’s separation of service.
Death, Disability, and Retirement Benefits
Our executives are covered by the standard death and disability benefits that are available to substantially all employees. In addition, upon the death, disability, or retirement of a recipient of a performance or restricted share unit award, such recipient (or his or her executor or administrator) is entitled to receive a pro-rata portion of the award based on the number of full months such recipient was employed by the Company, and the remaining portion of the award is forfeited. In the case of death or disability, the pro rata portion is based on the target award. In the case of retirement, the pro rata portion will be paid at the end of the performance period based upon the level of satisfaction of the applicable performance goals. An award under the ERRP vests in full upon the death or disability of the recipient.
Assuming that our NEOs terminated their employment as a result of death, disability, or retirement on December 31, 2025, each NEO would have received the same payout of the earned annual cash incentive award for 2025 that is set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 51. Similarly, each NEO would have received the same payout of long-term incentive compensation for the LTIP performance share units whose three-year performance period ended December 31, 2025, as reflected in the “Stock Awards - Value Realized” column in the 2025 Stock Vested Table on page 53. The reason for the same payouts is that the individual would have been employed throughout the entire performance period for the awards.
For the remaining outstanding grants of LTIP performance share units, LTIP restricted share units, ERRP restricted share units, and CEO promotion restricted share units, the table on the following page shows the original grants, the percentage of the original grants that would vest, and the vesting value of those grants, assuming (a) the

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applicable NEO terminated his or her employment as a result of death, disability, or retirement on December 31, 2025, (b) the applicable goals for such performance units were subsequently satisfied at target levels, and (c) the price of the Company's Common Stock was $64.54 (the closing price on December 31, 2025) at the time payouts of such performance units and restricted share units occurred.
In addition to the benefits described above, upon retirement, the NEOs will be entitled to receive the retirement benefits described in the 2025 Pension Benefits Table on page 55 and the nonqualified deferred compensation benefits set forth in the 2025 Nonqualified Deferred Compensation Table on page 56.

			Future Vesting Date	Assumed 12/31/25 Death / Disability			Assumed 12/31/25 Retirement
				Original Grant (#)	Percent to Vest (%)	Vesting Value ($) (1)	Original Grant (#)	Percent to Vest (%)	Vesting Value ($) (1)
Brian Bird
President and Chief Executive Officer	2025 LTIP RSU		12/31/2027	17,334	33.3%	372,539	17,334	33.3%	372,539
	2025 LTIP PSU		12/31/2027	38,026	33.3%	818,065	38,026	33.3%	818,065
	2024 LTIP RSU		12/31/2026	17,652	66.7%	759,886	17,652	66.7%	759,886
	2024 LTIP PSU		12/31/2026	38,894	66.7%	1,674,316	38,894	66.7%	1,674,316
	CEO Promo Grant	(2)	12/13/2026	7,952	100.0%	513,222	7,952	50.0%	256,611
	2022 ERRP		12/31/2027	4,927	100.0%	317,989	4,927	40.0%	127,195
	2021 ERRP		12/31/2026	3,465	100.0%	223,631	3,465	60.0%	134,179
					TOTAL	$4,679,649		TOTAL	$4,142,792
Crystal Lail
Vice President and Chief Financial Officer	2025 LTIP RSU		12/31/2027	4,012	33.3%	86,225	4,012	33.3%	86,225
	2025 LTIP PSU		12/31/2027	8,802	33.3%	189,360	8,802	33.3%	189,360
	2024 LTIP RSU		12/31/2026	4,512	66.7%	194,233	4,512	66.7%	194,233
	2024 LTIP PSU		12/31/2026	9,940	66.7%	427,899	9,940	66.7%	427,899
	2022 ERRP		12/31/2027	2,631	100.0%	169,805	2,631	40.0%	67,922
	2021 ERRP		12/31/2026	2,166	100.0%	139,794	2,166	60.0%	83,876
					TOTAL	$1,207,316		TOTAL	$1,049,516
Shannon Heim
General Counsel and Vice President, Federal Gov't Affairs	2025 LTIP RSU		12/31/2027	2,257	33.3%	48,507	2,257	33.3%	48,507
	2025 LTIP PSU		12/31/2027	4,951	33.3%	106,512	4,951	33.3%	106,512
	2024 LTIP RSU		12/31/2026	2,530	66.7%	108,912	2,530	66.7%	108,912
	2024 LTIP PSU		12/31/2026	5,574	66.7%	239,951	5,574	66.7%	239,951
					TOTAL	$503,882		TOTAL	$503,882
Bobbi Schroeppel
Vice President – Customer Care, Communications and HR	2025 LTIP RSU		12/31/2027	1,461	33.3%	$31,400	1,461	33.3%	$31,400
	2025 LTIP PSU		12/31/2027	3,204	33.3%	$68,929	3,204	33.3%	$68,929
	2024 LTIP RSU		12/31/2026	1,627	66.7%	$70,039	1,627	66.7%	$70,039
	2024 LTIP PSU		12/31/2026	3,585	66.7%	$154,328	3,585	66.7%	$154,328
	2022 ERRP		12/31/2027	1,339	100.0%	$86,419	1,339	40.0%	$34,568
	2021 ERRP		12/31/2026	1,395	100.0%	$90,033	1,395	60.0%	$54,020
					TOTAL	$501,148		TOTAL	$413,283
John Hines
Vice President – Supply / Montana Govt Affairs	2025 LTIP RSU		12/31/2027	1,440	33.3%	$30,948	1,440	33.3%	$30,948
	2025 LTIP PSU		12/31/2027	3,159	33.3%	$67,961	3,159	33.3%	$67,961
	2024 LTIP RSU		12/31/2026	1,634	66.7%	$70,341	1,634	66.7%	$70,341
	2024 LTIP PSU		12/31/2026	3,600	66.7%	$154,973	3,600	66.7%	$154,973
	2022 ERRP		12/31/2027	1,344	100.0%	$86,742	1,344	40.0%	$34,697
	2021 ERRP		12/31/2026	1,415	100.0%	$91,324	1,415	60.0%	$54,794
					TOTAL	$502,289		TOTAL	$413,714
(1)    Values were calculated based on a $64.54 closing price of our common stock on December 31, 2025.
(2)    The CEO Promotional Grant was a one-time award of restricted share units the Board granted to Mr. Bird in December 2022 in connection with his promotion to the role of President and Chief Executive Officer. Half of the restricted share units vested on the award’s third anniversary, and the other half will vest on the fourth anniversary.

NorthWestern Energy | Proxy Statement | Page 59

2025 Executive Pay

CEO Pay Ratio

We believe executive pay must be internally consistent and equitable to motivate our employees and to create shareholder value. We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our non-managerial employees receive. The Compensation Committee reviewed a comparison of CEO pay (base salary and incentive pay) to the pay of all other employees in 2025. The compensation for our CEO in 2025 was approximately 37 times the median pay of our employees, as compared to 34 times in 2024, using the same methodology. For 2024, the average CEO to median employee pay ratio for our peers was 41:1, ranging from 15:1 to 81:1.
37:1 CEO Pay Ratio
Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K. Although the applicable SEC rules would permit us to use the same median employee, we identified a new median employee for 2025 because that is the same process we have been using since our Compensation Committee first asked us to calculate our CEO pay ratio in 2010, and not because of any changes to our employee population or employee compensation arrangements that would significantly impact our pay ratio.
We identified the new median employee this year by using the same methodology we used to identify last year’s median employee — by examining the 2025 total cash compensation for all individuals (excluding our CEO) who were employed by us on the last day of our payroll year (December 19, 2025). We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2025. We believe the use of total cash compensation for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees (approximately five percent of our employees receive annual equity awards).
After identifying the median employee based on total cash compensation, we calculated annual total compensation for that employee using the same methodology we use for our NEOs as set forth in the 2025 Summary Compensation Table in this proxy statement and computed the ratio.

CEO to Median Employee Pay Ratio

	CEO		Median Employee
Base Salary	$921,263		$93,797
Stock Awards	$2,700,022		—
Annual Incentive Plan Compensation	$743,400		$8,404
Change in Pension Value and Nonqualified Deferred Compensation Earnings (1)	$41,647		—
All Other Compensation	$610,413		$32,414
TOTAL	$5,016,745		$134,615

CEO Pay to Median Employee Pay Ratio	37	:	1

(1) These amounts are attributable to a change in the value of each individual’s defined benefit pension account balance and do not represent earned or paid compensation. Pension values are dependent on many variables including years of service, earnings, and actuarial assumptions.

NorthWestern Energy | Proxy Statement | Page 60

Pay Versus Performance
Compensation Actually Paid Table
We are providing the following information about the relationship between executive compensation and certain measures of financial performance of our Company, as required by the SEC. However, the information does not necessarily align with how the Company or the Compensation Committee view the link between the Company's performance and the pay of its NEOs. The Compensation Discussion and Analysis, beginning on page 33, provides additional information about our pay-for-performance philosophy and how we align executive compensation with our performance. As described in more detail in our CD&A, the Company's annual incentive awards and a large portion of the long-term incentive awards that comprise a significant percentage of an executive's compensation are directly linked to performance. Payouts of these portions of an executive's compensation are placed at risk and require the accomplishment of specific results that are designed to benefit our shareholders and the Company, both in the long- and short-term. While the Company utilizes several performance measures to align executive compensation with Company performance, not all Company measures are presented in the compensation actually paid (CAP) table below. Moreover, the Company generally seeks to incentivize long-term performance and therefore does not specifically align the Company's performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year.
The CAP table compares total compensation as reported in our Summary Compensation Table, that can be found on page 51, and CAP as determined in accordance with the calculations required by Item 402(v) of Regulation S-K for our principal executive officer (PEO) and the average of our other NEOs. As the table illustrates for 2025, CAP exceeded the total compensation as calculated in the Summary Compensation Table. The CAP table also compares our compensation to our TSR, our peer group’s TSR, our net income, and our ROAE.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (1) (2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (1)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (1) (2)	Value of Initial Fixed $100 Investment Based on		Net Income ($ thousands)	Company Selected Measure (4)	SUPPLEMENTAL MEASURE:
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (3)			3-Year Return on Average Equity (4)
2025	5,016,745	11,060,365	1,141,307	1,967,092	139.04	152.43	181,100	N/A	7.4%
2024	4,811,089	5,162,068	1,140,889	1,160,680	93.44	105.74	224,100	N/A	7.5%
2023	3,110,602	2,386,099	886,745	720,910	84.56	92.96	194,131	N/A	7.7%
2022	3,375,572	2,901,778	1,472,753	1,398,178	94.09	98.79	212,600	N/A	7.4%
2021	3,445,367	1,956,479	1,134,364	813,050	86.70	97.40	186,840	N/A	8.5%
(1)    In 2023 to 2025, Brian Bird was our PEO, and in 2021 and 2022, Robert Rowe was our PEO. For 2023 to 2025, our other NEOs were Crystal Lail, Shannon Heim, John Hines, and Bobbi Schroeppel. For 2022, our other NEOs were Brian Bird, Crystal Lail, Heather Grahame and Curtis Pohl. For 2021, our other NEOs were Brian Bird, Crystal Lail, Heather Grahame, Curtis Pohl and Bobbi Schroeppel.
(2)     The amounts shown for CAP have been calculated in accordance with SEC rules and do not reflect compensation actually earned, realized, or received by the Company's NEOs; instead, these amounts reflect the totals in the Summary Compensation Table with certain adjustments as described in the tables on the following page. The following tables include the adjustments that were necessary to arrive at CAP for our PEO and non-NEOs during 2025, as represented in the CAP table above.

NorthWestern Energy | Proxy Statement | Page 61

Pay Versus Performance

Adjustments to Determine CAP for PEO	2025
Summary Compensation Table (SCT) Total	$5,016,745
Adjustments to arrive at CAP
Deduction for change in pension values reported in the SCT	$(41,647)
Increase for "Service Cost" for Pension Plans	$11,072
Deduction for stock awards amounts reported in the SCT	$(2,700,022)
Fair value of current year equity awards at year-end	$4,884,943
Change in value of prior years' awards unvested at year-end	$2,926,995
Fair value of awards granted and vested in same year	$—
Change in value of prior years' awards that vested during current year	$962,279
Deduction of value of prior years' awards that were forfeited during year	$—
Dividends	$—
Total adjustments	$6,043,620
CAP Total	$11,060,365

Adjustments to Determine Average CAP for Non-PEO NEOs	2025
Summary Compensation Table (SCT) Total	$1,141,307
Adjustments to arrive at CAP
Deduction for change in pension values reported in the SCT	$(54,672)
Increase for "Service Cost" for Pension Plans	$15,768
Deduction for stock awards amounts reported in the SCT	$(357,085)
Fair value of current year equity awards at year-end	$665,926
Change in value of prior years' awards unvested at year-end	$439,996
Fair value of awards granted and vested in same year	$—
Change in value of prior years' awards that vested during current year	$115,852
Deduction of value of prior years' awards that were forfeited during year	$—
Dividends	$—
Total adjustments	$825,785
CAP Total	$1,967,092
(3)    The peer group used for purposes of calculating cumulative TSR for 2025 was updated to remove PNM Resources, Inc., following its acquisition and to add MDU Resources Group, Inc. The peer group used for 2021–2024 reflects the peer group in effect for those respective years. Our Peer Group discussion begins on page 34.
(4)    Net income is the only single-year financial measure we use to link CAP to our NEOs for the most recently completed fiscal year. We use several multi-year performance measures as listed in the Most Important Performance Measures table on page 63. We have supplemented the information provided in the CAP table with one of these multi-year measures — ROAE over a three-year period.
Relationship Between CAP and Performance Metrics
The following charts depict pay versus performance by showing the directional relationship between CAP and the two performance metrics presented in the CAP Table, as well as the supplemental performance metric presented next to the CAP Table.

CAP vs. Total Shareholder Return (including Peer Group TSR)

Thousands
$12,500
$10,500
$8,500
$6,500
$4,500
$2,500
$500
$97.40
$98.79
$92.96
$105.74
$152.43
$139.04
$86.70
$94.09
$84.56
$93.44
$11,060
$5,162
$1,967
$1,956
$813
$2,902
$1,398
$2,386
$721
$1,161
2021
2022
2023
2024
2025
PEO CAP
NEO CAP
NWE TSR
Peer TSR

As illustrated by the graphic to the left, as our TSR rose and fell from 2021 to 2025, so too did the CAP to our PEO and our other NEOs. Indeed, there appears to be a high correlation between CAP and TSR. In 2021, the value of a $100 investment in our common stock actually declined to approximately $87 over the course of the year. When our TSR increased in 2022, fell in 2023 and then increased again in 2024, and substantially increased in 2025, the CAP showed similar correlation.

NorthWestern Energy | Proxy Statement | Page 62

Pay Versus Performance

CAP vs. Net Income
Net Income does not appear to have the same correlative relationship with CAP as TSR does. As illustrated in the graphic to the right, CAP increased considerably from 2021 to 2022, but net income declined. Then, CAP decreased in 2023, before increasing significantly again 2024 and 2025, even though net income increased in 2023 and 2024, and then declined in 2025. It appears as if CAP for one year increases or decreases based on the prior year’s net income. We use net income as a metric in our annual cash incentive, which is a smaller percentage of the overall compensation package, and is not paid (or valued for CAP purposes), until the results are known the following year, perhaps suggesting a one-year delay between net income and CAP.

Thousands
$12,500
$10,500
$8,500
$6,500
$4,500
$2,500
$500
186,840
183,008
194,131
224,111
206,300
$1,956
$813
$2,902
$1,398
$2,386
$721
$5,162
$1,161
$11,060
$1,967
2021
2022
2023
2024
2025
PEO CAP
NEO CAP
Net Income

SUPPLEMENTAL INFORMATION — CAP vs. Return on Average Equity

Thousands
$12,500
$10,500
$8,500
$6,500
$4,500
$2,500
$500
8.5%
7.4%
7.7%
7.5%
7.4%
$1,956
$813
$2,902
$1,398
$2,386
$721
$5,162
$1,161
$11,060
$1,967
2021
2022
2023
2024
2025
PEO CAP
NEO CAP
ROAE

ROAE does not appear to have a correlative relationship with CAP. The pattern in the graphic to the left illustrates that ROAE has remained relatively consistent over the past five years even though CAP has fluctuated. While ROAE is a metric we use in our long-term equity incentive awards, it is a secondary metric and does not drive the performance under those awards as much as TSR does. Thus, ROAE contributes less to the CAP to our executives.
Important Metrics
We consider the performance measures listed alphabetically below to be the most important measures we used to determine CAP for 2025, as further described in our CD&A within the Annual Cash Incentive Awards and Long-Term Performance-Based Equity Incentive Awards sections.

Most Important Performance Measures
Earnings Per Share (3-year period)	Net Income	Relative Total Shareholder Return (3-year period)	Return on Average Equity (3-year period)
Supplemental Pay Versus Performance Information
Our Compensation Committee has designed our pay program to align pay with Company performance. Our executives are rewarded for providing value to shareholders and for performing relative to our 2025 peer group.
Value Provided to Shareholders
Last year, the value we provided to our shareholders exceeded our peers, which was reflected in the payout under our long-term incentive plan and CAP. Our one-year TSR of 26.4 percent surpassed the TSR for our peer group of

NorthWestern Energy | Proxy Statement | Page 63

Supplemental Pay Versus Performance Information
14.7 percent and the S&P Utility Index of 16.0 percent during that same time period. Over the past three years, our cumulative TSR was 25.0 percent (as calculated as required by our LTIP), with a ROAE of 7.4 percent over that same three-year period and an EPS growth rate of 1.2 percent.
The results we achieved for our shareholders are consistent with the results under our incentive plans. With respect to our annual cash incentive plan for 2025, despite below target financial performance (based on net income) and safety goals, we exceed target with respect to our reliability and customer satisfaction metrics. As a result, due to our operational successes and lower financial safety performance results, the Board funded our annual cash incentive plan at 80.0 percent of target for 2025. More details are provided in the Annual Cash Incentive Plan discussion in this proxy statement.
The long-term restricted share unit and performance share unit awards that were granted in 2023 pursuant to the LTIP, vested on December 31, 2025. The performance measures associated with those performance share unit grants were tied to EPS growth, ROAE, and relative TSR. The Company had mixed results over the three-year vesting period with respect to the LTIP metrics, attaining only 1.2 percent average EPS growth, and 7.4 percent ROAE, while our relative TSR was 5th highest of the remaining 12 members of our 13-member 2023 peer group. With relative TSR exceeding target, and EPA and ROAE slightly below target, we were above our LTIP targets, and the LTIP awards paid out at 102.8 percent.
The chart below shows the total return on an investment of $100 made over the five-year period reflected in the CAP table and highlights our stock performance as compared to our 2025 peer group using the same methodology required for the CAP table.

FIVE-YEAR TSR

Performance Relative to Our Peers
Relative to our 2025 peers, our CEO pay is aligned with performance. For the three-year period ending December 31, 2025, our TSR ranked 5th in our 13-member 2025 peer group (assuming reinvestment of dividends), while our CEO’s compensation was the 11th highest of our 2025 peer group (based on the three most recently available years of compensation data as disclosed in the proxy statement summary compensation tables of our peers). In addition, the aggregate compensation provided to our NEOs and the pay multiple of our CEO to the second highest paid NEO both trail the median of our 2025 peer group. For purposes of this discussion in this section, “pay” and “compensation” are calculated as total compensation as disclosed in the Summary Compensation Table, excluding change in pension value.
The supplemental pay-for-performance charts and tables on the following page reflect relative values for CEO pay and TSR that are expressed as a percentile of the range between the highest and lowest values. Data points within the shaded pay-for-performance alignment band reflect an alignment of pay and performance. Data points to the left and above the band suggest lower pay for higher performance; while those to the right and below the band suggest higher pay for lower performance.
These charts and tables demonstrate the alignment of our CEO pay and performance over the past three years. Our CEO is generally being compensated at a lower level than the CEOs of most of our 2025 peers, which trails our TSR performance. Over the most recent year, our CEO fell on the low end (ranking 9th of 13) of the pay

NorthWestern Energy | Proxy Statement | Page 64

Supplemental Pay Versus Performance Information
spectrum relative to our peers, which is nearly opposite our TSR performance that ranked 2nd of 13 relative to our peers. Similarly, over the past three years, our CEO pay ranked 11th, while our TSR performance was 6th.

CEO PAY FOR PERFORMANCE VS. 2025 PEERS
1-YEAR	3-YEAR

Relative 1-Year CEO Pay*		Relative 1-Year TSR*		Relative 3-Year CEO Pay*		Relative 3-Year TSR*
OGE Energy Corp.	100%	Spire Inc.	100%	OGE Energy Corp.	100%	Avista Corp.	100%
Spire Inc.	85%	NorthWestern Energy	98%	Spire Inc.	88%	Otter Tail Corporation	52%
MDU Resources Group, Inc.	70%	IDACORP, Inc.	92%	Portland General Electric	85%	Spire Inc.	41%
Otter Tail Corporation	67%	Northwest Natural Holding	92%	MDU Resources Group, Inc.	77%	TXNM Energy, Inc.	37%
Black Hills Corporation	60%	TXNM Energy, Inc.	91%	Otter Tail Corporation	68%	MDU Resources Group, Inc.	31%
Portland General Electric	58%	MDU Resources Group, Inc.	81%	Black Hills Corporation	61%	NorthWestern Energy	28%
IDACORP, Inc.	57%	ONE Gas Inc.	72%	IDACORP, Inc.	56%	OGE Energy Corp.	25%
ONE Gas Inc.	51%	Portland General Electric	72%	ONE Gas Inc.	45%	MGE Energy Inc.	20%
NorthWestern Energy	44%	Otter Tail Corporation	65%	Avista Corp.	44%	ONE Gas Inc.	15%
Avista Corp.	38%	Avista Corp.	63%	TXNM Energy, Inc.	43%	Northwest Natural Holding	14%
Northwest Natural Holding	24%	Black Hills Corporation	61%	NorthWestern Energy	34%	IDACORP, Inc.	13%
TXNM Energy, Inc.	18%	OGE Energy Corp.	54%	Northwest Natural Holding	25%	Portland General Electric	12%
MGE Energy Inc.	—%	MGE Energy Inc.	—%	MGE Energy Inc.	—%	Black Hills Corporation	—%

*Relative CEO pay and relative TSR are expressed as a percentile of the range between the highest and lowest values of actual CEO pay and actual TSR.
Source: CEO Pay for the one-year period is the 2024 total compensation and for the three-year period is the 2022-2024 total compensation, as published in the 2023, 2024, and 2025 proxy statement Summary Compensation Tables for each respective company. We have excluded any change in pension value from the total compensation calculation because its inclusion could lead to inconsistent comparisons from company to company based upon differing pension plan provisions, length of employee tenure, and other factors. TSR is from S&P Global Market Intelligence for the one- and three-year periods ended December 31, 2025, and assumes reinvestment of dividends.

As with our CEO’s total compensation package, the total compensation provided to our NEOs as a whole relative to our peers demonstrates a strong pay-for-performance alignment for our shareholders. As shown in the charts on the following page, the aggregate compensation provided to our NEO group lags the median aggregate compensation provided to the NEOs of our 2025 peer group. The summary also depicts that the multiple of our CEO’s compensation compared with our next most highly compensated NEO continues to lag our 2025 peer group median.

NorthWestern Energy | Proxy Statement | Page 65

Supplemental Pay Versus Performance Information

AGGREGATE NEO PAY VS. 2025 PEERS	PAY MULTIPLE OF CEO TO SECOND HIGHEST PAID NAMED EXECUTIVE OFFICER

$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
CEO
2020
2021
2022
2023
2024
Total NorthWestern NEO Pay
Total Median Peer Group NEO Pay

2.25x
2.79x
1.87x
2.67x
1.26x
2.64x
2.49x
2.81x
2.76x
2.79x
2020
2021
2022
2023
2024
NWE Multiple
Median Peer Multiple

Source: Total compensation (excluding change in pension value) as published in the proxy statement summary compensation table for each respective company. We excluded change in pension value because its inclusion could lead to inconsistent comparisons from company to company based upon differing pension plan provisions, length of employee tenure, and other factors. For companies that had more than five NEOs, our analysis includes only the top five total compensation amounts for such NEO group.

NorthWestern Energy | Proxy Statement | Page 66

Stock Information

Who Owns Our Stock 68
Stock for Compensation Plans 70

Stock Information
Who Owns our Stock
Our common stock is currently our only class of voting securities. The number of shares noted in the table below are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of option, warrant, or right.
Stock Ownership by Directors and Executives
The following table provides information as of March 2, 2026, with respect to the beneficial ownership of shares of our common stock owned by our current non-employee directors, our NEOs, and by all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Unrestricted Shares of Common Stock Beneficially Owned Directly (#)	Unrestricted Shares of Common Stock Beneficially Owned Indirectly (#)	Deferred Stock Units (#)	Total Shares of Common Stock Beneficially Owned (#)	Percent of Common Stock (%)
Sherina Maye Edwards	8,885	—	—	8,885	*
David Goodin	4,531	—	—	4,531	*
Jan Horsfall	7,125	—	3,380	10,505	*
Britt Ide	2,833	—	11,347	14,180	*
Kent Larson	10,948	—	—	10,948	*
Linda Sullivan	14,778	—	17,854	32,632	*
Mahvash Yazdi	9,042	—	12,550	21,592	*
Jeffrey Yingling	1,000	—	21,821	22,821	*
Brian Bird	152,418	—	17,764	170,182	*
Crystal Lail	20,149	—	3,777	23,926	*
Shannon Heim	3,782	—	226	4,008	*
Bobbi Schroeppel	27,002	—	7,056	34,058	*
John Hines	2,075	—	35,479	37,554	*
Directors and Executive Officers as a Group (17 persons)	281,841	—	153,141	434,982	*
*Less than one percent
Stock Ownership Guidelines
We believe it is important that our interests are aligned with the interests of our shareholders. Accordingly, our Board has established robust stock ownership guidelines for our non-employee directors and executive officers. Our stock ownership guidelines are set forth in our Corporate Governance Guidelines on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.
Our Board recently updated the stock ownership guidelines for its members. Each Board member is required to retain at least six times the value of his or her annual cash retainer in common stock or DSUs within five years of commencing service on our Board. For executives, the stock ownership guidelines range from two to six times base salary as summarized in the table on the following page. Each executive is restricted, absent a hardship and prior Board approval, from selling stock until his or her guideline amount is achieved and must continue to maintain the required ownership level once it is obtained.

NorthWestern Energy | Proxy Statement | Page 68

Stock Information
Our Board instituted stock ownership guidelines to require its members and our executives to hold a meaningful financial stake in the Company to align our interests with those of our shareholders. As summarized in the table below, with the exception of one director that became a director in 2024 and two NEOs who have been in their position for five years or less, the rest of our directors and NEOs have satisfied the applicable stock ownership guideline.

Satisfaction of Stock Ownership Guidelines
	Pay Subject to Multiple ($)	Multiple Required	Stock Ownership Requirement ($)	Number of Shares and DSUs Owned (#)	Value of Shares and DSUs Owned ($) (1)	Percent of Guideline Achieved as of March 2, 2026 (1)
Directors
Sherina Maye Edwards	70,000	6x	420,000	8,885	487,342	116%
David Goodin (2)	70,000	6x	420,000	4,531	248,525	59%
Jan Horsfall, Operations Chair	70,000	6x	420,000	10,505	576,199	137%
Britt Ide, Governance Chair	70,000	6x	420,000	14,180	777,773	185%
Kent Larson	70,000	6x	420,000	10,948	600,498	143%
Linda Sullivan, Board Chair	150,000	6x	900,000	32,632	1,789,865	199%
Mahvash Yazdi, Compensation Chair	70,000	6x	420,000	21,592	1,184,321	282%
Jeffrey Yingling, Audit Chair	70,000	6x	420,000	22,821	1,251,732	298%
Named Executive Officers
Brian Bird	929,250	6x	5,575,500	170,182	9,334,483	167%
Crystal Lail (3)	516,250	4x	2,065,000	23,926	1,312,341	64%
Shannon Heim (3)	382,025	3x	1,146,075	4,008	219,839	19%
Bobbi Schroeppel	361,375	2x	722,750	34,058	1,868,081	258%
John Hines	356,213	2x	712,426	37,554	2,059,837	289%
(1)Value of shares and DSUs owned and percent of guideline achieved are calculated as of March 2, 2026 using the closing stock price from March 2, 2026, of $69.95.
(2)Mr. Goodin joined our Board December 1, 2024, and is working toward satisfying the stock ownership guideline.
(3)In February 2021, Ms. Lail was promoted to CFO, and in January 2023, Ms. Heim was appointed as General Counsel. Thus, they are both working toward satisfying their respective applicable stock ownership guidelines.

Largest Shareholders
The table below sets forth information regarding whom we know to be the beneficial owners of more than five percent of our issued and outstanding common stock. The information reflected in the table is based solely on a review of statements filed with the SEC pursuant to Sections 13(d), 13(f), and 13(g) of the Exchange Act as of March 2, 2026.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (#)	Percent of Common Stock (%)
BlackRock, Inc. (1)	7,977,494	13.00
50 Hudson Yards, New York, NY 10001
The Vanguard Group (2)	6,780,260	11.07
100 Vanguard Blvd., Malvern, PA 19355
(1)    Reflects shares beneficially owned by BlackRock, Inc. as of March 31, 2025, according to a statement on Schedule 13G/A filed with the SEC on April 3, 2025, which indicates that the beneficial owner, a holding company or control person in accordance with Rule 13d-1(b), has sole voting power with respect to 7,859,728 shares and sole dispositive power with respect to 7,977,494 shares. The beneficial owner holds shared voting or dispositive power with respect to none of the shares. The Schedule 13G/A certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of NorthWestern Energy.
(2)    Reflects shares beneficially owned by The Vanguard Group, as of December 29, 2023, according to a statement on Schedule 13G/A filed with the SEC on February 13, 2024, which indicates that the beneficial owner, an investment adviser in accordance with Rule 13d-1, has sole voting power with respect to 0 shares and sole dispositive power with respect to 6,650,086 shares. The beneficial owner has shared

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Stock Information
voting power with respect to 70,954 shares and shared dispositive power with respect to 130,174 shares. The Schedule 13G/A certifies that the securities were acquired in the ordinary course and not with the purpose or with the effect of changing or influencing the control of NorthWestern Energy.
Stock for Compensation Plans
The table below includes summary information about our Equity Compensation Plan, as of the close of business on December 31, 2025:
a.The aggregate number of shares of our common stock subject to outstanding stock options, warrants, and rights, including unvested performance units and unvested restricted share units;
b.The weighted average exercise price (or grant date fair value) of those outstanding stock options, warrants, and rights; and
c.The number of shares that remain available for future option grants, excluding the number of shares to be issued upon the exercise of outstanding options, warrants, and rights.
For additional information regarding our long-term incentive plans and the accounting effects of our stock-based compensation, please see Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted average exercise price of outstanding options, warrants, and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	320,101	(2)	$45.01	(3)	411,984	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	320,101				411,984
(1)     Consists of the Equity Compensation Plan, which is the Company’s only such plan.
(2)     Consists of (a) 282,221 unvested performance units, with a weighted average grant date fair value of $44.92, granted to employees who participate in our LTIP, and (b) 37,880 unvested restricted share units, with a weighted average grant date fair value of $45.68, granted to executive officers under our ERRP. For descriptions of our LTIP and ERRP, please see the Compensation Discussion and Analysis section.
(3)    Amount represents the weighted average grant date fair value of the outstanding awards reflected in column (a).
(4)    Awards under the Equity Compensation Plan can take the form of stock options, share appreciation rights, restricted and unrestricted share awards, deferred share units, and performance awards.

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NorthWestern

Corporate Governance

Governance Overview 72
Sustainability 73
Other Governance Practices 74

Governance Overview
Our Board oversees the business of the Company, establishing overall policies and standards and reviews the performance of our management team. The Board operates pursuant to our Corporate Governance Guidelines that establish the Company’s corporate governance philosophy and the policies and practices we follow while governing the Company and its affiliates. In addition to our Corporate Governance Guidelines, the principal documents which establish our primary corporate governance practices are listed below and can be found on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

•Certificate of Incorporation
•Bylaws
•Audit Committee Charter
•Compensation Committee Charter
•Governance Committee Charter
•Operations Committee Charter
•Corporate Governance Guidelines
•Corporate Risk Appetite Statement

•Code of Conduct
•Supplier Code of Conduct
•Code of Ethics for the Chief Executive Officer and Senior Financial Officers
•Political Contributions Policy
•Insider Trading Policy
•Related Persons Transactions Policy
•Auditing and Accounting Complaints Policy

We are committed to strong corporate governance. As governance standards have evolved, we have enhanced our governance practices as appropriate to best serve the interests of our shareholders. Our commitment to corporate governance best practices has been nationally recognized. Moody’s Investment Services rated our governance practices as 5th best among 50 publicly traded North American utility and power companies in 2019. Our proxy disclosures have been recognized by Corporate Secretary magazine and the NYSE Governance Services.

What We Do	Annual election of all directors.
Majority vote plus resignation standard in uncontested elections. If a director receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, the director must submit a resignation for the Board to consider.
Allow shareholders owning 25 percent of our shares to call a special meeting.
Independent board. Our Board is comprised entirely of independent directors, except our CEO.
Independent Board Chair.
Independent Board committees. Each of our Board committees (audit, compensation, governance, and operations) is made up solely of independent directors.
Committee authority to retain independent advisors. Each of our Board committees has the authority to retain independent advisors, which will be paid for by the Company.
Code of Conduct. We are committed to operating with honesty and integrity and maintaining the highest level of ethical conduct. Our Code of Conduct applies to all employees, as well as the Board. We also have a separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers concerning financial reporting and other related matters.
Robust stock ownership guidelines for executive officers (2x to 6x) and directors (6x).
Annual Board Evaluation. The Board conducts an annual self-evaluation to increase accountability to shareholders, identify areas for growth, highlight best practices, enhance efficiency, and promote good governance. Periodically, an independent consultant conducts the evaluation.

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Corporate Governance

What We Don’t Do ✗	Poison pill. We do not have a shareholders’ rights plan or poison pill.
Hedging of Company securities. We do not allow our directors, executives, or employees to hedge Company securities.
Corporate political contributions. We do not make contributions to candidates for political office, political parties, or committees, or political committees organized to advance political candidates.
Supermajority voting. We do not have supermajority voting provisions in our certificate of incorporation or bylaws, except to approve (or amend provisions concerning) certain business combinations or mergers.
Sustainability
Our Company is guided by its commitment to sustainability — meeting today’s needs while planning for tomorrow’s as well. For over a century, we have upheld our commitment to provide our customers with reliable and affordable electric and natural gas services while also being good stewards of the environment, and have focused our sustainability efforts on providing safe, reliable, affordable, and innovative energy solutions that create value for our customers, communities, employees, and investors. Our approach to sustainability encompasses not only environmental care, but also strong corporate governance, meaningful community engagement, and a dedication to delivering long-term value for all stakeholders.
Over time, we have increased our environmental sustainability efforts and our access to carbon-free energy resources. In February 2022, we made a commitment to achieving Net-Zero by the year 2050 for Scope 1 and Scope 2 carbon and methane emissions. Our Scope 1 emissions are primarily from owned electric generation plants, fugitive emissions from our natural gas production, gathering, transmission and distribution systems, and company owned transportation fleet. Our Scope 2 emissions are primarily from the electric and natural gas utilized to heat, cool, and power our offices, warehouses, and other facilities.
Delivering affordable, reliable energy is central to our mission and reflects our responsibility to the customers and communities we serve. Our reliability standards consistently rank in the first or second quartile of our industry peers, and our typical residential energy bills remain significantly below the national average. We have an obligation to ensure sustainable long-term strategies and practices to meet our customer’s current and future needs.
We recognize that our employees are key to our success, and we are committed to providing fulfilling careers with competitive pay, excellent benefits, and a strong work-life balance. This commitment landed us on the list of the top 100 Best Adoption-Friendly Workplaces by the Dave Thomas Foundation for Adoption and has earned us recognition from Newsweek as one of America’s Greatest Workplaces 2025, in six separate categories. These recognitions are a testament to the dedication of our employees, who create a culture of excellence and service to our customers. We remain committed to providing an enhanced employee value proposition and being a great place to work.

We are honored that our employees recognized us through this survey, as genuinely respecting and valuing individuals from different walks of life.
America’s Greatest Workplaces
America’s Greatest Workplaces for Gen Z
America’s Greatest Workplaces for Women
America’s Greatest Workplaces in South Dakota
America’s Greatest Workplaces for Mental Well-being
America’s Greatest Workplaces for Inclusion/Diversity

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Corporate Governance
Other Governance Practices
Our governance practices underscore our dedication to ethical conduct, transparency, and accountability. We adhere to a robust Code of Conduct that applies to employees, board members, vendors, and contractors, with additional requirements for senior leaders to ensure the highest standards of integrity in financial reporting and decision-making.
Code of Conduct
Our Board adopted a Code of Conduct which it reviews annually and requires each employee to certify annually. Our Code of Conduct embodies the standards that form our culture and sets forth expectations of conduct for all of our officers, directors, and employees, including all full- and part-time employees and certain persons that provide services on our behalf. Our Code of Conduct focuses on our corporate vision, mission, and values. You may review our Code of Conduct on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance. We intend to post on our website any amendments to, or waivers from, our Code of Conduct. In addition, our Board adopted a separate Code of Ethics for the Chief Executive Officer and Senior Financial Officers that applies to our principal executive officer, principal financial officer, and principal accounting officer or controller (or persons performing similar functions), which includes complaint procedures that specifically apply to this separate code. Our Board also annually reviews this separate code of ethics, which is available on our website at the location noted above. We intend to post on our website any amendments to, or waivers from, this special code of ethics.
Risk Oversight of the Company
Our Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board by monitoring Company processes for management’s identification, control, response, and disclosure of key strategic, operational, financial, regulatory, compliance, employee, and security risks. The Audit Committee receives reports from management at least quarterly regarding the Company’s assessment of risks and risk profile and reports regularly to the full Board. The Audit Committee and full Board focus on the most significant risks facing the Company and review the corporate risk appetite when evaluating strategic alternatives and business development opportunities. The Compensation Committee oversees risks in human capital and compensation plans, the Governance Committee oversees risks in corporate governance and social responsibilities, and the Operations Committee addresses risks regarding environmental, security (cyber and physical), operational, and safety matters.
The Board oversees the Company’s risk management, and our CEO and executive Enterprise Risk Management Committee act to ensure that our enterprise risk management and other business continuity programs achieve their objectives. In addition, the Audit Committee ensures that the Company’s key risks are reviewed in the various responsible committees on at least an annual basis. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.
Cyber and Physical Security Oversight
Our Company provides critical infrastructure to meet the needs of states, communities, and customers we serve. We recognize the importance of maintaining the trust and confidence of our customers, employees, regulators, and shareholders, and our Board devotes significant time and attention to oversight of cyber and physical security risk. In early 2020, our Board established the Operations Committee and moved cyber and physical security oversight from the Audit Committee to the new committee to dedicate more (specific) time and attention to the topics. Our Board and Operations Committee each receive regular reporting on cyber and physical security topics.
Transactions with Related Persons
Our Audit Committee has adopted a written Related Persons Transaction Policy. The policy requires that any related person transaction be reviewed and approved by the Audit Committee based on its consideration of all available relevant facts and circumstances. The Audit Committee approves a related person transaction only if it determines in good faith that such transaction is in, or is consistent with, the best interests of the Company and its

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Corporate Governance
shareholders. Specifically, the Audit Committee considers whether (1) the transaction is on terms comparable to those that could be obtained in arms-length dealing with an unrelated third party, (2) there are business reasons to enter into the transactions, (3) the transaction could impair the independence of an officer or director, and (4) the transaction would present an improper conflict of interest.
Under the policy, a “related person” is an officer, director, director nominee, or five percent or more shareholder of the Company (as well as any immediate family member of such individuals or any entity which is owned or controlled by any of such individuals); and a “related person transaction” is a transaction involving (1) the Company, (2) a related person, and (3) an aggregate annual amount in excess of $120,000.
The policy also provides ratification procedures for approval of transactions that have been commenced or consummated prior to any knowledge by the Audit Committee or the Company of the involvement of a related person and for the annual review of ongoing related person transactions to ensure that such transactions continue to remain in the best interests of the Company and its shareholders. The policy is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.
Other than as described below, since January 1, 2025, there have been no related persons transactions that were required either to be approved or ratified under our Related Persons Transaction Policy or reported under the SEC’s related party transaction rules.
Jason Merkel, the Company’s executive officer responsible for overseeing distribution operations, is the brother of John Merkel, the owner of Merkel Engineering. As disclosed in our 2024 and 2025 proxy statements, in connection with an $8 million natural gas supply storage project that the Board previously approved, the Company conducted a request for proposal and ultimately chose Merkel Engineering to serve as general contractor, provide engineering and supervision services, and supply project materials. In exchange for such services, the Company paid Merkel Engineering a general contractor fee, engineering and supervision services fees, and material supply services fees. As general contractor of the project, Merkel Engineering also invoiced the Company for charges submitted by other consultants and subcontractors on the project.
Pursuant to the Related Persons Transaction Policy, Company management informed the Audit Committee of the relation and negotiations prior to hiring Merkel Engineering. Neither Company executive Jason Merkel nor any of the employees in the area he supervises were involved in the decision to select or hire Merkel Engineering, and Jason Merkel has no interest in Merkel Engineering. Management further informed the Audit Committee that the contract terms and pricing for materials were more favorable than those the Company would have been able to obtain from arms-length negotiations with another vendor and pricing for materials that is better than the Company could achieve on its own.
The Audit Committee reviewed the proposed transaction and the information provided by management, as required by the policy, and approved the transaction under the policy in advance of its initiation. During 2025, the Company paid Merkel Engineering approximately $1.54 million related to the project, of which $291,243 was for engineering services, $138,671 was for the general contractor fees, and $1,115,099 was for charges from other project consultants and subcontractors paid by/through the general contractor.
As previously disclosed, the Company paid Merkel Engineering the following approximate amounts during 2023 and 2024:

Year	Engineering Services	General Contractor Services	Payments to Other Project Consultants and Subcontractors
2023	$278,000	$588,000	$4,700,000
2024	$202,000	$17,000	$142,000
The Company also paid Merkel Engineering $43,000 for other unrelated projects in 2023. Pursuant to the policy, the Audit Committee continues to receive updates from management concerning this ongoing transaction.
Michael Cashell, the Company’s executive officer responsible for overseeing transmission operations, is the brother of NorthWestern Energy employee David Cashell and retired employee Patrick Cashell. In 2025, David received total compensation (including base salary, incentive compensation, and the value of employee benefits) from

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Corporate Governance
NorthWestern Energy with a value of more than $120,000. Patrick retired in June of 2025 and did not reach the $120,000 threshold. Neither individual is an oﬃcer of NorthWestern Energy, and the compensation NorthWestern Energy paid to David and Patrick was consistent with the amount paid to NorthWestern Energy employees in similar roles. The Compensation Committee and full Board also approved the design and metrics of the incentive programs in which these individuals participated in 2025, and the Audit Committee reviewed, ratified, and approved these ongoing transactions related to employment.
Hedging and Pledging Our Securities
Our Insider Trading Policy prohibits all of our directors, officers, and employees from engaging in certain transactions involving our securities, including hedging or other monetization transactions and publicly traded options. Specifically, the policy prohibits transactions involving publicly traded options, such as puts, calls, and other derivative securities, as well as hedging and monetization transactions, such as zero-cost collars and forward sales contracts. Our policy aims to align the interests of a director, officer, or employee with our and our shareholders’ interests and prohibits publicly traded option and hedging and monetization transactions because such transactions could create the appearance that a director, officer, or employee is trading on material non-public information, is focused on short-term performance, or otherwise misaligned. The Insider Trading Policy also prohibits our directors, officers, and employees from pledging any of our securities as collateral for a loan, unless pre-cleared by our General Counsel. None of our directors or executive officers have pledged any of our securities as collateral for a loan. The policy is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.
Political Contributions Policy
As a public utility, we are subject to various laws and regulations at federal, state, and local levels; and changes to these laws can affect our business, employees, communities, and shareholders. Accordingly, we are committed to being an active and responsible corporate citizen.
We use our resources, through legally permissible participation in the political process, to advance matters of public policy that are consistent with our values, our legal obligations, and our Code of Conduct. We also encourage our employees to be active in civic and community activities, including by participating in the political and democratic process.
We have a formal political contributions policy. We do not make (and our policy prohibits) corporate contributions to candidates for political office, political parties, or committees, or political committees organized for the advancement of political candidates, whether federal, state, or local.
State and local ballot initiatives and referenda on important policy issues do have the potential to impact our business and our stakeholders. Accordingly, the policy permits corporate contributions in connection with such matters, as well as lobbying efforts and contributions to trade and local associations. In addition, the policy allows individual employees to make personal contributions to political action committees. The policy is available on our website at NorthWesternEnergy.com under About Us / Investors / Corporate Governance.

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Annual Meeting Information

Attending the Virtual Annual Meeting 78
Voting Procedures 78
General Information 81

Annual Meeting Information
Attending the Virtual Annual Meeting
Annual Meeting Details
We will hold our virtual Annual Meeting of Shareholders for NorthWestern Energy on April 30, 2026, at 10:00 a.m., Mountain Daylight Time at www.virtualshareholdermeeting.com/NWE2026.
Only shareholders of record or their legal proxy holders as of the Record Date and our invited guests may participate in the virtual annual meeting. If you wish to attend the virtual annual meeting and your shares are held in street name at a brokerage firm, bank, or other nominee, you will need to have the 16-digit control number that can be found on your Annual Meeting Notice.
A webcast of the Annual Meeting will be available on our website at NorthWesternEnergy.com under About Us / Investors / Presentations, Webcasts & Reports through May 1, 2027.
Electronic Access to Proxy Statement and Annual Report
The proxy statement, annual report, voting card, and voting instructions are available at www.proxyvote.com where you can also cast your vote and request to receive future proxy materials in printed form by mail or electronically by email. These materials will be available for one year following the annual meeting. You will need the control number provided on your notice to access the electronic materials.
Available Information
On or about March 12, 2026, we mailed to our shareholders either (1) a Notice of Internet Availability of Proxy Materials or (2) a copy of this proxy statement, a proxy card, and our 2025 Annual Report.
We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. These filings are available through a website maintained by a third-party and accessible through our Company website at NorthWesternEnergy.com under About Us /Investors / Financials / SEC Filings. Our public filings also are available to the public from document retrieval services and the website maintained by the SEC at www.sec.gov.
Voting Procedures
Appointment of Proxy Holders
Our Board asks you to appoint our independent Board Chair, Linda Sullivan, and our President and CEO, Brian Bird, as your proxy holders to vote your shares at the annual meeting. You make this appointment by voting the proxy card provided to you or by using one of the voting methods described below.
If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this proxy statement. If you sign and date your proxy card, but do not provide direction, they will vote your shares as recommended by our Board.
We are not aware of any matters to be brought before the annual meeting other than the matters described in the notice of annual meeting accompanying this proxy statement. The persons named in the form of proxy solicited by our Board will vote all proxies that have been properly executed, and if any matters not set forth in the notice of annual meeting are properly brought before the meeting, such persons will use their best judgment to vote on such matters.

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Annual Meeting Information
Record Date and Voting
All shareholders of record as of the close of business on the Record Date, March 2, 2026, are entitled to receive notice of and to vote, online or by proxy, at the virtual annual meeting or any postponement or adjournment of the annual meeting. If you owned shares of our common stock at the close of business on the Record Date, you are entitled to one vote per share upon each matter presented at the annual meeting. The Company does not have any other outstanding class of voting stock. Shareholders whose shares are held in an account at a brokerage firm, bank, or other nominee (i.e., in “street name”) will need to obtain a proxy from the broker, bank, or other nominee that holds their shares authorizing them to vote at the annual meeting.

Voting on the Internet. You may vote by proxy on the internet until 11:59 p.m. Eastern Daylight Time the day before the annual meeting. The website for internet voting is www.proxyvote.com. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on the internet, you can request electronic delivery of future proxy materials.

Voting by Telephone. You may vote by proxy by telephone at 1 (800) 690-6903 until 11:59 p.m. Eastern Daylight Time the day before the annual meeting. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

Voting by Mail. Mark, sign, and date your proxy card or voting instruction form and return it in the postage-paid envelope provided. Your proxy card or voting instruction form must be received far enough in advance of the annual meeting to allow sufficient time for processing.

?
Voting online during the Virtual Annual Meeting. If you attend the virtual annual meeting and wish to vote online during the meeting, you will need the 16-digit control number that can be found on your Annual Meeting Notice.

✗
Revoking Your Proxy or Your Voting Instructions to Your Proxy Holders. If you are a record holder of our common stock, you can change your vote at any time before your proxy is voted at the annual meeting by voting another time using one of the methods described above or by attending the annual meeting and voting online during the meeting. You also may revoke your proxy by delivering a notice of revocation to our corporate secretary at NorthWestern Energy, 3010 West 69th Street, Sioux Falls, South Dakota 57108, prior to the vote at the annual meeting. If your shares are held in street name, you must contact your broker, bank, or other nominee to revoke your proxy.

Quorum
To hold a valid annual meeting, a quorum — or a majority of the outstanding shares of our common stock as of the Record Date — must be present at the meeting. Our meeting will have a quorum if the holders of a majority of the shares of our common stock outstanding as of the Record Date are present online at the virtual meeting or represented by proxy. Abstentions and broker non-votes are included for determining whether a quorum is present. If a quorum is not present at the annual meeting, we expect that the annual meeting will be adjourned to solicit additional proxies.
At the close of business on the Record Date, there were 61,499,066 shares of NorthWestern Energy common stock outstanding and entitled to vote at the annual meeting. Each outstanding share is entitled to one vote.
Broker Non-Votes
Under Nasdaq rules, certain shareholder nominees (such as brokers) have the discretion to vote shares on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, when they do not receive voting instructions from the beneficial owner. They do not have authority to vote on non-routine matters (such as the election of directors and the advisory vote to approve named executive officer compensation) unless they receive instruction from the beneficial owner.

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Annual Meeting Information
A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a particular proposal because the broker does not have authority to vote on that proposal and has not received voting instructions from you. Broker non-votes are not counted as votes for or against the proposal in question or as abstentions and are not counted to determine the number of votes present for the particular proposal.
Under Nasdaq rules, if your broker holds shares in your name and delivers this proxy statement to you, the broker is entitled to vote your shares on Proposal 2 — Ratification of Independent Registered Public Accounting Firm even if the broker does not receive voting instructions from you. Without your instructions, the broker is not entitled to vote your shares on Proposal 1 — Election of Directors or Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation. We encourage you to provide instructions to your broker, bank, or other nominee. This ensures your shares will be voted at the annual meeting.
Required Vote and Method of Counting
The required vote and method of counting votes for the various business matters to be considered at the annual meeting are described in the table below. If you sign and return your proxy card without indicating your vote, your shares will be voted “FOR” each of the nominees for director, “FOR” ratification of Deloitte as our independent registered public accounting firm, “FOR” the advisory vote to approve named executive officer compensation, and in accordance with the recommendations of our Board on any other matters properly brought before the annual meeting for a vote.

Item of Business	Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non-Vote
Proposal 1: Election of Directors	FOR election of each director nominee
If a quorum exists, the nominees with the most “FOR” votes are elected.

If a Nominee receives more “WITHHOLD AUTHORITY” votes than “FOR” votes, the Nominee must submit resignation for consideration by the Governance Committee and final Board decision.
			No effect	No effect
Proposal 2: Ratification of Deloitte as the independent registered public accounting firm for 2026	FOR	If a quorum exists, the majority of votes present online at the meeting or represented by proxy and entitled to vote.	Vote against	Not applicable; broker may vote shares without instruction
Proposal 3: Advisory vote to approve named executive officer compensation (Say on Pay)	FOR
If a quorum exists, the majority of votes present online at the meeting or represented by proxy and entitled to vote.
This advisory vote is not binding on the Board, but the Board will consider the vote results when making future executive compensation decisions.
			Vote against	No effect
Method and Cost of Soliciting and Tabulating Votes
The Board is providing these proxy materials to you in connection with the solicitation by the Board of proxies to be voted at our virtual annual meeting. NorthWestern will pay the cost of the solicitation, which will be made primarily by the use of mail and the internet. Proxies also may be solicited in person or by telephone, or similar means by our directors, officers, or employees without additional compensation.
We will, upon request, reimburse shareholders who are brokers, banks, or other nominees for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record. Broadridge Financial Solutions, Inc., will be the proxy tabulator.

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Annual Meeting Information
Assistance
If you need assistance with voting your proxy or have questions regarding our annual meeting, please contact:

Travis Meyer Director Corporate Finance and Investor Relations Officer (605) 978-2945	or	Emily Folsom Assistant Corporate Secretary (605) 978-2871
No persons have been authorized to give any information or make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.
General Information
Householding; Receipt of Multiple Notices
Under the rules of the SEC, a single Notice of Internet Availability of Proxy Materials or set of annual reports and proxy statements may be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. In accordance with a notice sent to certain shareholders who shared a single address, only one annual report and proxy statement were sent to that address unless any shareholder at that address requested that multiple sets of documents be sent. However, if any shareholder who agreed to householding wishes to receive a separate annual report or proxy statement for 2026 or in the future, he or she may call (800) 542-1061 or write to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717, and the Company will deliver promptly upon such written or oral request a separate Notice of Internet Availability of Proxy Materials or annual report or proxy statement. Shareholders sharing an address who wish to receive a single set of reports may do so by contacting their banks, brokers, or other nominees, if they are beneficial holders, or by contacting Broadridge at the address above, if they are record holders.
Future Shareholder Proposals and Director Nominations
Shareholder Proposals for Inclusion in Next Year’s Proxy Statement. To be considered for inclusion in the proxy statement for our annual meeting to be held in 2027, shareholder proposals submitted under Exchange Act Rule 14a-8 must be received by the corporate secretary of NorthWestern Energy not later than November 12, 2026. Such proposal must comply with all applicable SEC requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.
Other Shareholder Proposals for Presentation at the 2027 Annual Shareholders’ Meeting. For nominations of persons for election as a director or for any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly from the floor of the 2027 Annual Meeting, the Company’s bylaws require that notice must be given to the corporate secretary of NorthWestern Energy between December 31, 2026 and January 30, 2027.
Universal Proxy Card. To comply with the universal proxy rules, shareholders who intend to solicit proxies of director nominees for the 2027 Annual Meeting must provide notice to the corporate secretary of NorthWestern Energy that sets forth the information required by Rule 14a-19 under the Exchange Act, as well as the information specified on the next page, between December 31, 2026 and January 30, 2027.

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Annual Meeting Information
Shareholder proposals should be delivered or mailed to and received by the Company at its principal executive offices in accordance with the dates set forth above and addressed to the corporate secretary of NorthWestern Energy at 3010 West 69th Street, Sioux Falls, South Dakota, 57108.
To be in proper written form, a shareholder’s notice for both annual and special meetings must set forth:
(1)     as to each person whom the shareholder proposes to nominate for election as a director, (a) the name, age, and business and residence address of the person, (b) the principal occupation or employment of the person, (c) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person, (d) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (e) the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected;
(2)     as to any other business that the shareholder proposes to bring before the meeting, (a) a brief description of the business desired to be brought before the meeting, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration, and, in the event that such business includes a proposal to amend the bylaws of the Company, the language of the proposed amendment), (c) the reasons for conducting such business at the meeting, and (d) any material interest of such shareholder in the business being proposed and the beneficial owner, if any, on whose behalf the proposal is being made; and
(3)     as to the shareholder giving this notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (a) the name and record address of such shareholder and any such beneficial owner, (b) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such shareholder and beneficial owner, (c) a description of all arrangements or understandings between such shareholder and any such beneficial owner and each proposed nominee and any other persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (d) a representation that such shareholder is a shareholder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons and/or conduct the business being proposed as described in the notice, and (e) a representation of whether such shareholder or any such beneficial owner intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder with respect to an annual meeting if the shareholder has notified the Company of his or her intention to present a proposal at such annual meeting in compliance with Regulation 14A (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

NorthWestern Energy | Proxy Statement | Page 82

Proxy Statement Glossary
The list below defines the various terms, abbreviations, and acronyms used in this proxy statement.

Audit Committee	Audit, Finance, and Risk Committee
Board	Board of Directors of NorthWestern Energy Group, Inc.
CAP	Compensation actually paid, as determined in accordance with the calculations required by Item 402(v) of Regulation S-K
CD&A	Compensation Discussion and Analysis
CEO or PEO	Chief Executive Officer
CFO	Chief Financial Officer
COBRA	Consolidated Omnibus Budget Reconciliation Act
Code of Conduct	Code of Conduct and Ethics
Company	NorthWestern Energy Group, Inc., d/b/a NorthWestern Energy
Compensation Committee	Human Resources Committee
Deloitte	Deloitte & Touche LLP
Director Deferred Plan	NorthWestern Energy Group, Inc. Deferred Compensation Plan for Non-Employee Directors
DSU	Deferred share unit; a unit of Company common stock held in an individual’s deferred compensation account that cannot be sold or transferred until such individual departs the Company, subject to certain conditions
Equity Compensation Plan or Plan	NorthWestern Energy Group, Inc., Amended and Restated Equity Compensation Plan
EPS	Earnings per share
ERRP	Executive Retention / Retirement Program
Exchange Act	Securities and Exchange Act of 1934, as amended
Executive Officer	The Named Executive Officers and other executives responsible for Company policy, strategy and operations. At the end of 2025, there were nine executive officers serving on our executive team.
Governance Committee	Nominating and Governance Committee
Key Employee Severance Plan	NorthWestern Corporation Key Employee Severance Plan, effective Oct. 19, 2016, as amended and restated effective as of April 25, 2024
LTIP	Long-Term Incentive Program
Merger	Pending merger of equals between the Company and Black Hills Corporation
NACD	National Association of Corporate Directors
Named Executive Officer or NEO
Anyone who served as CEO or CFO during 2025, and the three other most highly compensated individuals, other than the CEO and CFO, who were serving as executive officers at the end of 2025. Our named executive officers for 2025 are identified in the Compensation Discussion and Analysis section of this proxy statement.

Nasdaq	The Nasdaq Stock Market LLC
NorthWestern, NorthWestern Energy, our, us, or we	NorthWestern Energy Group, Inc.
NYSE	New York Stock Exchange
Officer Deferred Plan	NorthWestern Corporation 2009 Officer Deferred Compensation Plan
Operations Committee	Safety, Environmental, Technology and Operations Committee
OSHA	Occupational Safety and Health Administration
PCAOB	Public Company Accounting Oversight Board
Record Date	March 2, 2026
ROAE	Return on average equity
SAIDI	System Average Interruption Duration Index
SEC	Securities and Exchange Commission
WTW	Willis Towers Watson Public Limited Company, the Compensation Committee’s independent compensation consultant
TSR	Total shareholder return

Montana
Operational Support Office
11 East Park Street
Butte, MT 59701
(406) 497-1000

South Dakota/Nebraska
Operational Support Office
600 Market Street West
Huron, SD 57350
(605) 353-7478

Corporate
Support Office
3010 West 69th Street
Sioux Falls, SD 57108
(605) 978-2900

NorthWestern® Energy
Delivering a Bright Future

VOTING CARD
[Front Side]

NORTHWESTERN ENERGY 3010 W. 69TH STREET SIOUX FALLS, SD 57108
VOTE BY INTERNET
Before the Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During the Meeting - Go to www.virtualshareholdermeeting.com/NWE2026
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHWESTERN ENERGY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	For All	Withhold All	For All Except	To withold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following nominees:	☐	☐	☐
Vote on Directors 1. Election of Directors Nominees:
01) Brian Bird 02) David Goodin 03) Jan Horsfall 04) Britt Ide 05) Kent Larson	06) Sherina Maye Edwards 07) Linda Sullivan 08) Mahvash Yazdi 09) Jeffrey Yingling
The Board of Directors recommends that you vote FOR Proposal 2:					For	Against	Abstain
2. Ratification of Deloitte & Touche LLP as the independent registered public accounting firm for 2026.					☐	☐	☐
The Board of Directors recommends that you vote FOR Proposal 3:
3. Advisory vote to approve named executive officer compensation.					☐	☐	☐
Please sign exactly as name(s) appear(s) on this Proxy. Joint owners should each sign personally. Corporation Proxies should be signed by an authorized officer. When signing as executors, administrators, trustees, etc., give full title.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

VOTING CARD
[Back Side]

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

PLEASE VOTE PROMPTLY BY INTERNET, PHONE OR MAIL.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with 10-K Wrap are available at www.proxyvote.com.

NORTHWESTERN ENERGY
3010 W. 69TH STREET, SIOUX FALLS, SD 57108

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON April 30, 2026

The undersigned hereby appoints Brian Bird and Linda Sullivan, and each of them, with full power of substitution, attorneys and proxies to represent the undersigned at the 2026 Annual Meeting of Shareholders of NORTHWESTERN ENERGY GROUP, INC., to be held virtually at www.virtualshareholdermeeting.com/NWE2026 on Friday, April 30, 2026, at 10:00 a.m. Mountain Daylight Time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of common stock of the Company which the undersigned may be entitled to vote at said Meeting as directed on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED WITH RESPECT TO EACH ITEM AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE PROXIES ALSO ARE AUTHORIZED TO VOTE UPON ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, UTILIZING THEIR OWN DISCRETION.

Continued and to be signed on the reverse side